Exhibit 4(a)

ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 1, 2016

TABLE OF CONTENTS
Article    Page

ARTICLE I.	PURPOSE AND AMENDMENT OF THE PLAN 1

1.01	Amendment and Restatement of the Plan 1

1.02	Purpose 1

ARTICLE II.	DEFINITIONS, CONSTRUCTION, ADOPTION AND APPLICABILITY 1

2.01	Definitions 1

(a)	ADDITIONS 1

(b)	AEH 2

(c)	AEH MERGER PARTICIPANT 2

(d)	AEH PLAN 2

(e)	AFFILIATE 2

(f)	AUTHORIZED LEAVE OF ABSENCE 2

(g)	BENEFICIARY 2

(h)	CODE 2

(i)	COMMITTEE 3

(j)	COMPANY 3

(k)	COMPANY STOCK 3

(l)	COMPENSATION 3

(m)	DECERTIFICATION DATE 4

(n)	DISABILITY 4

(o)	EFFECTIVE DATE 5

(p)	EMPLOYEE 5

(q)	EMPLOYEE CONTRIBUTIONS ACCOUNT 5

(r)	EMPLOYER 5

(s)	EMPLOYER CONTRIBUTIONS ACCOUNT 5

(t)	EMPLOYMENT COMMENCEMENT DATE 6

(u)	ERISA 6

(v)	FIDUCIARIES 6

(w)	FORMER PARTICIPANT 6

(x)	HIGHLY COMPENSATED EMPLOYEE 6

(y)	HOUR OF EMPLOYMENT 7

(z)	INCOME 8

(aa)	MATCHING CONTRIBUTIONS ACCOUNT 8

(bb)	MVG DECERTIFIED UNION PARTICIPANT 8

(cc)	MVG MERGER PARTICIPANT 8

(dd)	MVG NON-UNION TRANSFER PARTICIPANT 8

(ee)	MVG UNION SAVINGS PLAN 8

(ff)	NON-HIGHLY COMPENSATED EMPLOYEE 8

(gg)	PARTICIPANT 8

(hh)	PARTICIPATING EMPLOYER 8

(ii)	PARTICIPATION 9

(jj)	PLAN 9

(kk)	PLAN ADMINISTRATOR 9

(ll)	PRIOR PLAN 9

(mm)	RE-EMPLOYMENT COMMENCEMENT DATE 9

(nn)	SAFEHARBOR MATCHING CONTRIBUTIONS ACCOUNT 9

(oo)	SALARY REDUCTION CONTRIBUTIONS ACCOUNT 9

i

(pp)	SERVICE 9

(qq)	SEVERANCE FROM SERVICE 9

(rr)	SPOUSE 9

(ss)	TRUST (or TRUST FUND) 9

(tt)	TRUST COMMITTEE 10

(uu)	TRUSTEE 10

(vv)	UNION 10

(ww)	VALUATION DATE 10

(xx)	YEAR or PLAN YEAR 10

2.02	Construction 10

2.03	Adoption by Others 10

2.04	Applicability 10

ARTICLE III.	PARTICIPATION AND SERVICE 10

3.01	Participation 10

3.02	Service 12

3.03	Transfer 13

3.04	Controlled Group 13

3.05	Special Rules for Former United Cities Gas Company Employees 13

3.06	Special Rules for Transfers from the Southwestern Energy Company 401(k) Savings Plan 13

3.07	Special Rules for Transfers from the CUC 401(k) Employee Benefit Plan 13

3.08	Special Rules for Transfers from the MVG Non-Union Plan 13

3.09	Special Rules for Transfers from the TXU Thrift Plan 13

3.10	Special Rules for Transfers from the MVG Union Savings Plan with Respect to
MVG Merger Participants    14

3.11	Special Rules for Transfers from the AEH Plan with Respect to AEH Merger Participants 14

ARTICLE IV.	CONTRIBUTIONS 15

4.01	Salary Reduction Contributions 15

4.02	Safeharbor Matching Contributions 23

4.03	Fixed Annual Company Contributions 24

4.04	Contributions by Participants 25

4.05	Rollover Contributions; Transfers 25

4.06	Special Rules under USERRA 26

ARTICLE V.	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS 26

5.01	Individual Accounts 26

5.02	Account Adjustments 26

5.03	Maximum Additions 27

5.04	Top-Heavy Provisions 29

ARTICLE VI.	BENEFITS 33

6.01	Retirement or Disability 33

6.02	Death 33

6.03	Termination for Other Reasons 33

6.04	Payments of Benefits 37

6.05	Designation of Beneficiary 45

6.06	In-Service Withdrawals 46

ARTICLE VII.	TRUST FUND AND TRUSTEE 49

ii

7.01	In General 49

7.02	Investment of the Trust Fund 50

7.03	The Trustee 53

7.04	Diversification Option 54

7.05	Participant Loans 56

ARTICLE VIII.	ADMINISTRATION 57

8.01	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration 57

8.02	Appointment of Committee 57

8.03	Claims Procedure 57

8.04	Records and Reports 58

8.05	Other Committee Powers and Duties 58

8.06	Rules and Decisions 59

8.07	Committee Procedures 59

8.08	Authorization of Benefit Payments 60

8.09	Application and Forms for Benefits 60

8.10	Facility of Payment 60

8.11	Indemnification 60

8.12	Unclaimed Benefits 60

ARTICLE IX.	MISCELLANEOUS 60

9.01	Plan Voluntary 60

9.02	Rights to Trust Assets 61

9.03	Nonalienation of Benefits 61

9.04	Discontinuance of Employer Contributions 62

9.05	Certain Social Security Increases 62

ARTICLE X.	AMENDMENTS AND ACTION BY EMPLOYER 62

10.01	Amendments 62

10.02	Action by Employer 63

ARTICLE XI.	SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS 63

11.01	Successor Employer 63

11.02	Plan Assets 63

ARTICLE XII.	PLAN TERMINATION 64

12.01	Right to Terminate 64

12.02	Partial Termination 64

12.03	Liquidation of the Trust Fund 64

12.04	Manner of Distribution 64

ARTICLE XIII.	RESTRICTIONS ON SHARES 65

ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
Amended and Restated
Effective as of January 1, 2016
ARTICLE I.
PURPOSE AND AMENDMENT OF THE PLAN
1.01    Amendment and Restatement of the Plan. ATMOS ENERGY CORPORATION, a corporation organized and existing under the laws of the States of Texas and Virginia (hereinafter, the “Company”) previously adopted and established the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF ATMOS ENERGY CORPORATION, subsequently amended and restated the Plan and Trust effective as of January 1, 1999, and thereafter further amended the Plan and Trust from time to time to, among other things, change the name of the Plan and Trust to the ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST. Effective as of January 1, 2016, except where otherwise specifically provided herein (the “Effective Date”), the Company has by execution of this document, amended and restated the Plan in its entirety, subject to the terms and conditions hereinafter set forth, and the Trust Committee hereby agrees to continue to serve as Trustee hereunder. For periods prior to the Effective Date, the Plan shall be governed by the terms of the Plan as in effect during the appropriate prior period, and any terms and conditions of the Plan during those prior periods shall remain effective to the extent still applicable and not inconsistent with the terms hereof.
1.02    Purpose. The purpose of the Plan is to provide certain benefits for the Employers’ eligible Employees and their Beneficiaries.
It is the intention of the Employers that the Plan as amended and restated herein shall continue to meet all of the requirements necessary or appropriate to qualify it under Code Sections 401(a) and 401(k) and, except as noted hereafter, as an employee stock ownership plan under Code Section 4975(e) and that the Trust made a part hereof shall continue to be exempt from tax under Code Section 501(a), and all provisions hereof shall be interpreted accordingly. The Plan, however, has not been, and is not intended to be a “leveraged employee stock ownership plan” and, therefore, is not intended to meet the requirements for a plan under which an “exempt loan” may be made, as set forth in Treas. Reg. Section 54.4975-7(b) and, where applicable, Section 54.4975-11 (and any successor provisions thereto)
ARTICLE II.
DEFINITIONS, CONSTRUCTION, ADOPTION AND APPLICABILITY
2.01    Definitions.     The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

(a)
ADDITIONS    : With respect to each Year, the sum of: (i) the total of the Employer contributions allocated to a Participant’s Employer Contributions Account, Safeharbor Matching Contributions Account, Matching Contributions Account, where appropriate, and Salary Reduction Contributions Account (including any amounts characterized as Excess Contributions and amounts characterized as Excess Deferrals, if such Excess Deferrals are not distributed as provided for in Subsection 4.01(c) hereof), (ii) any amount allocated to an “individual medical account,” as defined in Code Section 415(l)(2), which is part of a Defined Benefit Plan maintained by an Employer; and (iii) any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Employer. Additions shall not include rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C)), repayments of loans made to a Participant from the Plan, repayments of amounts described Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D); and the direct transfer of employee contributions from one qualified plan to another. The restoration of an Employee’s accrued benefits by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) will not be considered an Addition for the Year in which the restoration occurs. The transfer of funds from one qualified plan to another will not be considered an Annual Addition for the Year in which the transfer occurs.

(b)	AEH : Atmos Energy Holdings, Inc., a wholly-owned subsidiary of the Company.

(c)	AEH MERGER PARTICIPANT: A participant in the AEH Plan who had an account in the AEH Plan on December 31, 2015, which was transferred to this Plan in accordance with Section 3.11.

(d)	AEH PLAN : The Atmos Energy Holdings 401(k) Profit-Sharing Plan.

(e)
AFFILIATE    : Any corporation (other than a Participating Employer) which is (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; (ii) a trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; (iii) an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; or (iv) any other entity required to be aggregated with an Employer pursuant to Code Section 414(o).

(f)
AUTHORIZED LEAVE OF ABSENCE    : Any absence authorized by an Employer under the Employees standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with an Employer within the period provided by law.

(g)
BENEFICIARY    : A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.05 to receive any death benefit which shall be payable under this Plan.

(h)	CODE : The Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

(i)	COMMITTEE : The persons appointed under the provisions of Article VIII to administer the Plan.

(j)	COMPANY : ATMOS ENERGY CORPORATION, a corporation organized and existing under the laws of the States of Texas and Virginia, or its successor or successors.

(k)	COMPANY STOCK : Shares of stock issued by the Company and owned by the Plan. For purposes of this Plan, Company Stock may include any of the following:

(1)
Common Stock: Shares of common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) which are readily tradable on an established securities market. For all purposes under the Plan, “readily tradable on an established securities market” shall have the meaning provided in Section 1.401(a)(35)-1(f)(5) of the treasury regulations or any successor provision.

(2)
Preferred Stock: Shares of non-callable preferred stock convertible at any time into Common Stock or Other Stock at a conversion price which (as of the date of acquisition by the Plan) is reasonable. Preferred Stock shall be treated as non-callable if after the call there will be a reasonable opportunity for such conversion.

(3)
Other Stock: When no common stock meets the definition of Common Stock in Section 2.01(k)(1) above, common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having a combination of voting power and dividend rights equal to or in excess of:

(A)	that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having the greatest voting power, and

(B)	that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having the greatest dividend rights.

(l)	COMPENSATION :

(1)
The total of all amounts paid to a Participant by an Employer for personal services as reported on the Participant’s Federal Income Tax Withholding Statement (Form W-2) plus any amounts excluded from such reporting pursuant to Code Sections 125, 401(k) and 132(f)(4), but excluding (i) expense reimbursements, (ii) bonuses, (iii) any contributions made under this Plan, any other plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such Sections 125 and 401(k)), and (iv) other special payments of any kind that are unrelated to the Participant’s activities associated with or in lieu of his performance of services for the Employer. Notwithstanding any other provision of this Plan, Compensation shall include any and all lump sum merit payments made to such Participant by an Employer.

Notwithstanding the preceding, for Plan Years beginning on or after January 1, 2008, payments made by the later of 2½ months after “severance from employment” (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or the end of the limitation year which includes the date of such severance from employment will be Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in the employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within the later of 2½ months after severance from employment or the end of the limitation year which includes the date of such severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(2)
In addition to other applicable limits set forth in this Plan, the Compensation of each Participant taken into account for purposes of determining benefits under the Plan for a given Plan Year shall not exceed Two Hundred Fifty-Five Thousand Dollars ($255,000) (as increased by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B)). For purposes of determining Salary Reduction Contributions under Section 4.01 of the Plan, the annual limit under Code Section 401(a)(17)(B) shall be prorated per pay period during the Plan Year.

(3)
Notwithstanding the preceding, for purposes of determining a Participant’s Company Contributions made pursuant to Section 4.03 hereof for the Plan Year in which a Participant begins or resumes Participation, Compensation received before his Participation began or resumed shall be disregarded.

(m)
CORRECTIVE QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS: Qualified nonelective employer contributions made to the Plan to correct operational failures in accordance with the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS.

(n)	DECERTIFICATION DATE : July 8, 2014, the date of the decertification of the Union.

(o)
DISABILITY    : A Participant is disabled if (i) he is qualified for long-term disability benefits under the Atmos Energy Corporation Group Long-Term Disability Plan, as in effect from time to time; or (ii) if such Long-Term Disability Plan is not then in existence, the Participant, because of ill health, physical or mental disability or any other reason beyond his control, is unable to perform his duties of employment for a period of six continuous months, determined in good faith by the Committee. Notwithstanding the preceding, a Participant shall be conclusively presumed to have incurred a Disability if he is eligible for Social Security disability benefits.

(p)	EFFECTIVE DATE : Except as otherwise provided herein, January 1, 2016, the date on which the provisions of this amended and restated Plan became effective.

(q)	EMPLOYEE :

(1)	Any individual on the payroll of an Employer whose wages from such Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act.

(2)
The term “Employee” shall include any person (not employed by an Employer) who under an agreement between an Employer and any other person (a “leasing organization”) has performed services for such Employer (or for such Employer, Affiliate, and any person that is a “related person” to the Employer as determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and the services are performed under the primary direction or control by such Employer (a “Leased Employee”); provided, however, that if such Leased Employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force (as defined in Code Section 414(n)(5)(C)(ii)), the term “Employee” shall not include any Leased Employees who are covered by a plan described in Code Section 414(n)(5), unless otherwise expressly provided by the terms of this Plan.

(3)
Notwithstanding the preceding, the term “Employee” shall not include any individual who is designated as an “independent contractor” by an Employer, even if the status of such individual subsequently is changed from that of an “independent contractor” to that of an “employee” as a result of an administrative or legal proceeding.

(r)
EMPLOYEE CONTRIBUTIONS ACCOUNT    : The account maintained for a Participant to record his Employee Contributions and Supplemental Savings, if any, and adjustments relating thereto, as provided under the provisions of the Prior Plan as effective prior to October 1, 1987, and amounts transferred to the Plan and credited to this account subsequent thereto.

(s)	EMPLOYER : The Company, where applicable, and any Participating Employer. Employer refers to all Employers collectively, or to each one individually, as the context may require.

(t)
EMPLOYER CONTRIBUTIONS ACCOUNT    : The account maintained for a Participant to record his share of the Company Contributions made pursuant to Section 4.03 hereof and rollover contributions made pursuant to Section 4.05 hereof, and adjustments relating thereto (the portion of the Employer Contributions Account containing a Participant’s share of Fixed Annual Company Contributions and any Income thereon being referred to herein as the “Fixed Annual Company Contributions Portion”), and amounts transferred to the Plan and credited to this account prior to the Effective Date. Said account shall include amounts from the matching contributions accounts and any rollover accounts under the MVG Union Savings Plan which were transferred to this Plan on behalf of the MVG Merger Participants in accordance with Section 3.10. Said account also shall include amounts in the account under the AEH Plan attributable to (i) matching employer contributions and adjustments relating thereto, (ii) rollover contributions and adjustments relating thereto, and (iii) profit-sharing contributions and adjustments relating thereto which were transferred to this Plan on behalf of an AEH Merger Participant in accordance with Section 3.11.

(u)	EMPLOYMENT COMMENCEMENT DATE : The first date on which an Employee completes an Hour of Employment.

(v)	ERISA : Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(w)
FIDUCIARIES    : Any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan shall be treated as a Fiduciary hereunder. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan. Notwithstanding the foregoing, neither a Participant nor a Beneficiary shall be considered a Fiduciary with respect to the Plan by reason of his exercise of control over the assets held in his individual account pursuant to Section 7.04 hereof. In general the Employers, the Committee, and the Trustee shall be Fiduciaries hereunder, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.01.

(x)	FORMER PARTICIPANT : A Participant whose Participation has terminated but who has a vested account balance under the Plan, which has not been paid in full.

(y)
HIGHLY COMPENSATED EMPLOYEE    : A Participant or Former Participant who is a Highly Compensated Employee, as defined in Code Section 414(q). A Participant or Former Participant is considered a Highly Compensated Employee if:

(1)
during the Plan Year (the “Determination Year”) or during the twelve month period immediately preceding the Determination Year or, if the Company elects, the calendar year ending with or within the Determination Year (the “Look Back Year”), the Participant or former Participant was at any time a “five percent owner” as defined in Section 5.04(a)(2)(C)(2) hereof; or

(2)
for the preceding Plan Year, the Participant or former Participant had Compensation from the Employer in excess of One Hundred Fifteen Thousand Dollars ($115,000), as adjusted by the Secretary of the Treasury. The $115,000 amount shall be adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The Committee shall determine which Participants or Former Participants are Highly Compensated Employees in a manner consistent with Code Section 414(q) and regulations issued thereunder. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as prescribed by applicable treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.
A Former Participant who separated from Service, or is deemed to have separated from Service under applicable treasury regulations, prior to the Plan Year, who performs no Service for the Employer during the Plan Year and who was a Highly Compensated Employee either for the Separation Year or any Plan Year ending on or after such former Participant attained age fifty-five (55) years is considered a Highly Compensated Employee. Generally, Separation Year means the Plan Year during which the Employee separates from Service with the Employer.

(z)
HOUR OF EMPLOYMENT    : Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by an Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by an Employer. In the case of clause (i) above, each such Hour of Employment shall, in general, be credited for the computation period in which the duties were performed, or to which payments or entitlements to payments relate (in cases in which Hours of Employment are credited for periods in which duties are not performed). In the case of clause (ii) above, each such Hour of Employment shall, in general, be credited for the computation period to which the agreement or award pertains. Notwithstanding any provision to the contrary contained herein, no Employee shall be credited with an Hour of Employment under both clauses (i) and (ii) above.

In determining the number of Hours of Employment to be credited to an Employee in the case of a payment which is made or due to an Employee under the provisions of clause (i), above, for a period during which services were not performed (including a payment made by application of clause (ii) for a period also covered by clause (i) during which services were not performed), and the computation period(s) to which Hours of Employment shall be credited, the Committee shall apply the rules set forth in the U.S. Department of Labor Regulations § 2530.200b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference. Nothing in this Section 2.01(z) shall be construed as denying an Employee credit for an Hour of Employment which he is required to receive under any Federal law, the nature and extent of which credit shall be determined by such Federal law.
Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include ninety (90) Hours of Employment for each biweekly pay period, or portion thereof during which an Employee is credited with one (1) Hour of Employment. In determining the equivalent number of Hours of Employment to be credited to an Employee in the case of a payment made or due under clause (i), above, when the payment is not calculated on the basis of units of time, the Committee shall apply the rules set forth in U.S. Department of Labor Regulations § 2530.200b-2(b)(2) and (3). If such a payment is calculated on the basis of units of time, which units are greater than the period of employment used in this equivalency formula, the Employee shall be credited with the number of Hours of Employment included in the periods of employment which, in the course of the Employees regular work schedule, would be included in the unit or units of time on the basis of which the payment is calculated.
Notwithstanding the foregoing provisions of this subsection (y), Hours of Employment prior to January 1, 2016, for any AEH Merger Participant and Employee who was an Employee of AEH as of December 31, 2015, shall be calculated in accordance with the terms of the AEH Plan.

(aa)
INCOME    : The net gain or loss of the Trust Fund, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value, as determined by the Trustee.

(bb)
MATCHING CONTRIBUTIONS ACCOUNT    : The account maintained for a Participant who was covered by the collective bargaining agreement between the Company and the Communication Workers of America, Local 3212 to record contributions made from and after April 23, 2005, and through April 29, 2006, and any adjustments relating thereto.

(cc)	MVG DECERTIFIED UNION PARTICIPANT: An Employee of the Employer on January 1, 2015, who either:

(1)
was (A) covered by the collective bargaining agreement between the Employer and the Union (“the MVG Bargaining Agreement”) on July 7, 2014, (B) became a Participant in this Plan as a result of the decertification of the Union, and (C) if he was a participant in the MVG Union Savings Plan as of the Decertification Date, elected, prior to January 1, 2015, to have his account balances under the MVG Union Savings Plan transferred into this Plan in accordance with Section 4.07 of the Prior Plan; or

(2)
had an Employment Commencement Date between the Decertification Date and July 14, 2014 and would have been covered by the MVG Bargaining Agreement if his Employment Commencement Date had been on July 7, 2014.

(dd)
MVG MERGER PARTICIPANT    : A participant in the MVG Union Savings Plan who had an account in the MVG Union Savings Plan on December 31, 2014, which was transferred to this Plan in accordance with Section 3.10.

(ee)
MVG NON-UNION TRANSFER PARTICIPANT    : A participant in the MVG Union Savings Plan who, on or after October 1, 2010, but prior to the Decertification Date, transferred to employment that was not covered by the MVG Bargaining Agreement.

(ff)	MVG UNION SAVINGS PLAN : The Atmos Energy Corporation Savings Plan for MVG Union Employees.

(gg)	NON-HIGHLY COMPENSATED EMPLOYEE : An Employee who is not a Highly Compensated Employee.

(hh)	PARTICIPANT : An Employee participating in the Plan in accordance with the provisions of Section 3.01.

(ii)	PARTICIPATING EMPLOYER : Any entity which, with the consent of the Company, has adopted this Plan in accordance with the provisions of Section 2.03.

(jj)	PARTICIPATION : With respect to an Employee, the period commencing on the date on which the Employee became a Participant and ending on the date on which the Employee incurs a Severance from Service.

(kk)	PLAN : ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST, as set forth in this document and as it may be amended from time to time.

(ll)	PLAN ADMINISTRATOR : The Committee.

(mm)	PRIOR PLAN : ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST, as constituted prior to January 1, 2016.

(nn)	RE-EMPLOYMENT COMMENCEMENT DATE : The first date on which an Employee completes an Hour of Employment upon his return to the employment of an Employer after a Severance from Service.

(oo)
SAFEHARBOR MATCHING CONTRIBUTIONS ACCOUNT    : The account maintained for a Participant to record contributions made on his behalf by his Employer pursuant to Section 4.02 hereof, and adjustments relating thereto. Said account also shall include amounts in the account under the AEH Plan on behalf of the AEH Merger Participants attributable to 401(k) safeharbor nonelective employer contributions and adjustments relating thereto which were transferred to this Plan on behalf of the AEH Merger Participants in accordance with Section 3.11.

(pp)
SALARY REDUCTION CONTRIBUTIONS ACCOUNT    : The account maintained for a Participant to record contributions made on his behalf by his Employer pursuant to Section 4.01 hereof, and adjustments relating thereto and amounts transferred to the Plan and credited to this account subsequent thereto. Said account shall include amounts from the deferred income accounts under the MVG Union Savings Plan which were transferred to this Plan on behalf of MVG Merger Participants in accordance with Section 3.10. Said account also shall include amounts in the account under the AEH Plan on behalf of the AEH Merger Participants attributable to (i) deferral contributions and adjustments relating thereto and (ii) any qualified nonelective employer contributions which were transferred to this Plan on behalf of the AEH Merger Participants in accordance with Section 3.11. Said account shall also include any Corrective Qualified Nonelective Employer Contributions.

(qq)	SERVICE : A Participant’s period of employment with an Employer or an Affiliate as determined in accordance with Sections 3.02, 3.04 and 6.03 hereof.

(rr)
SEVERANCE FROM SERVICE    : With respect to an Employee, the earlier of (i) the date on which he quits, or is discharged from the employment of an Employer, or (ii) the date of his retirement, Disability or death.

(ss)
SPOUSE    : Effective on and after September 16, 2013, the person to whom the Participant is legally married (under applicable Federal law). The Participant must provide proof of marriage if requested by the Plan Administrator, such as, for example, an affidavit of marriage or a marriage license issued by the applicable state.

(tt)	TRUST (or TRUST FUND) : The fund established hereunder, maintained in accordance with the terms of the Plan and constituting a part of this Plan.

(uu)
TRUST COMMITTEE    : The Qualified Retirement Plans and Trusts Committee appointed by the Board of Directors of the Company to act as Trustee hereunder. The same provisions applicable to the Qualified Retirement Plans and Trusts Committee specified in Sections 8.02 and 8.07 hereof shall apply to, respectively, the appointment of the members of the Trust Committee and the procedures to be adopted by the Trust Committee for the conduct of its affairs.

(vv)	TRUSTEE : The Trust Committee, or any corporation, individual or individuals appointed by the Board of Directors of the Company to administer the Trust.

(ww)	UNION : The International Chemical Workers Union Council, United Food & Commercial Workers Union International and its Local 1047C.

(xx)	VALUATION DATE : Each business day.

(yy)	YEAR or PLAN YEAR : The twelve (12)-month period beginning January 1 and ending on the next following December 31.
2.02    Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section.
2.03    Adoption by Others. Any Affiliate of the Company may adopt this Plan and thereby become a Participating Employer, provided, however, that:

(a)	The Board of Directors of the Company must approve such adoption;

(b)	The administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any Participating Employer, and

(c)
The administrative powers and control granted to the Company in Section 8.01 with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any Participating Employer.

2.04    Applicability. Except to the extent otherwise specifically provided, (i) the provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date, and (ii) the rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Prior Plan (or the provisions of any pre-existing version of the Prior Plan), as in effect on the date on which his employment terminated.
ARTICLE III.
PARTICIPATION AND SERVICE
3.01    Participation.     Except as otherwise provided below, an Employee, other than a Leased Employee, as provided in Section 2.01(q)(2) hereof, shall become a Participant in this Plan as follows:

(a)	Any Employee included under the provisions of the Prior Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

(b)
(1)    For purposes of eligibility to make Salary Reduction Contributions under Section 4.01, an Employee shall be eligible to become a Participant in this Plan as of the Entry Date coincident with or immediately following the date on which he or she becomes an Employee (an “Eligible Employee”). In addition, notwithstanding the foregoing, any Employee of AEH as of December 31, 2015, shall become an Eligible Employee and a Participant in this Plan on January 1, 2016. For purposes of eligibility to receive allocations of Safeharbor Matching Contributions under Section 4.02, a Participant shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) year of Service. Notwithstanding the foregoing, for the Plan Year commencing January 1, 2015, the one (1) year of Service requirement for Safeharbor Matching Contributions shall not apply to any MVG Decertified Union Participant. Notwithstanding the foregoing, for the Plan Year commencing January 1, 2016, the one (1) year of Service requirement for Safeharbor Matching Contributions shall not apply to any Employee who was an Employee of AEH as of December 31, 2015, and such Employee shall be eligible for Safeharbor Matching Contributions from and after January 1, 2016, and the provisions of Section 4.01(g) shall not apply to any such Employee.

(2)    For purposes of eligibility to receive allocations of Fixed Annual Company Contributions under Section 4.03, a Participant shall be eligible to participate in this Plan as follows:

(A)
If such Participant was an Employee on September 30, 2010 and elected, pursuant to the special election given to all such Employees during the period from September 27, 2010 to November 5, 2010, to cease participation or relinquish eligibility to participate, in the Pension Account Plan effective as of the close of business on December 31, 2010, such Participant shall be eligible to receive allocations of Fixed Annual Company Contributions as of the later of January 1, 2011 or the Entry Date coincident with or immediately following completion of one (1) year of Service.

(B)
If such Participant becomes an Employee on or after October 1, 2010, such Participant shall be eligible to receive allocations of Fixed Annual Company Contributions as of the later of January 1, 2011 or the Entry Date coincident with or immediately following completion of one (1) year of Service. Notwithstanding the foregoing, for any Employee who was an Employee of AEH as of December 31, 2015, the one (1) year of Service requirement for Fixed Annual Company Contributions shall not apply to such Employee, and such Employee shall be eligible to receive allocations of Fixed Annual Company Contributions from and after January 1, 2016.

(C)
An MVG Non-Union Transfer Participant who (i) was an Employee of the Employer on January 1, 2015, and (ii) prior to January 1, 2015 elected to participate in the Pension Account Plan, shall not be eligible to receive Fixed Annual Company Contributions with respect to any Compensation earned from and after January 1, 2015. Accordingly, from and after January 1, 2015, only an MVG Non-Union Transfer Participant who did not elect to participate in the Pension Account Plan prior to January 1, 2015, shall be eligible to receive Fixed Annual Company Contributions with respect to Compensation earned on and after January 1, 2015.

(D)	MVG Decertified Union Participants shall not be eligible to receive Fixed Annual Company Contributions with respect to any Compensation earned from and after January 1, 2015.

(c)	The term “Entry Date” means the first day of the first payroll period.
Each Employee now or hereinafter covered by a collective bargaining agreement between an Employer and a collective bargaining representative shall become or remain a Participant in this Plan only to the extent that such Plan participation is negotiated, through good faith bargaining, between an Employer and such representative. Otherwise, any Employee covered by a collective bargaining agreement shall not become, or shall cease to be, a Participant in this Plan. If an Employee covered by a collective bargaining agreement ceases to be a Participant in this Plan, he shall immediately re-enter the Plan as an active Participant when his coverage under such agreement terminates, provided that he is still an Employee at that time.
An active Participant who, on or after the Effective Date, incurs a Severance from Service and who is subsequently re-employed by an Employer shall immediately re-enter the Plan as an active Participant on his Re-Employment Commencement Date. In the case of an individual who had been included under the Prior Plan but who had terminated employment with an Employer prior to the Effective Date and who is subsequently reemployed by an Employer, such individual shall immediately re-enter the Plan as an active Participant on his Re-Employment Commencement Date.
3.02    Service    . A Participant’s eligibility for benefits under the Plan shall be determined on the basis of his period of Service in accordance with the following:

(a)
Service Prior to the Effective Date. For an Employee as of the Effective Date, the Employee’s employment with an Employer prior to the Effective Date shall be counted as Service to the extent that such employment was counted as service under the provisions of any Prior Plan, including any period or periods of Authorized Leave of Absence counted as service under such provisions.

(b)
Service On and After Effective Date. On and after the Effective Date, an Employee shall accrue a year of Service for each consecutive twelve (12)-month computation period during which he completes at least one thousand (1,000) Hours of Employment. Such computation period shall begin on his Employment Commencement Date; provided, however, that if the Employee fails to complete one thousand (1,000) Hours of Employment during the first computation period, the second computation period shall be the Plan Year which includes the first anniversary of the Employment Commencement Date, and succeeding computation periods shall also be on the basis of the Plan Year. An Employee who completes a year of Service and, prior to Participation hereunder, incurs a Severance from Service shall, upon re-employment, be credited with such prior year of Service and be entitled to commence Participation as of the later of (i) the date as of which such Employee would have commenced Participation under Section 3.01(b) if he had not incurred a Severance from Service or (ii) his Re-Employment Commencement Date.

3.03    Transfer. An Employee who is transferred between two Employers shall be as eligible for Participation and benefits as in the absence of such transfer.
3.04    Controlled Group. An Employee who is transferred to or from the employment of an Affiliate shall, solely for purposes of determining the amount of his credited Service hereunder for eligibility for benefits and vesting of his Fixed Annual Company Contributions Account pursuant to Section 6.03 hereof, except as otherwise provided in Section 6.03(c), be treated as employed by an Employer during the period of his employment by such Affiliate.
3.05    Special Rules for Former United Cities Gas Company Employees.      The Plan shall preserve the distribution restrictions of Code Sections 401(k)(2) and (10) with respect to the amounts attributable to salary reduction contributions transferred from the United Cities Gas Company 401(k) Savings Plan.
3.06    Special Rules for Transfers from the Southwestern Energy Company 401(k) Savings Plan.     All stock previously transferred from the Southwestern Energy Company 401(k) Savings Plan (the “SEC Plan”) that is Entergy stock shall continue to be held in a separate investment fund called the Entergy Stock Fund established for such Employee under the Plan. All amounts contained in the Entergy Stock Fund may be invested in other investments as provided for in Section 7.04(d). Notwithstanding the foregoing, effective April 30, 2015, the Entergy Stock Fund shall be liquidated and invested as further described in Section 7.04(d).
3.07    Special Rules for Transfers from the CUC 401(k) Employee Benefit Plan. All stock previously received as part of an eligible rollover distribution from the CUC 401(k) Employee Benefit Plan (the “Citizens Plan”) that is Citizens Utilities Company, now known as Frontier Communications Corp., stock shall continue to be held in a separate investment fund called the Citizens Stock Fund. All amounts contained in the Citizens Stock Fund may be invested in other investments as provided for in Section 7.04(e). Notwithstanding the foregoing, effective April 30, 2015, the Citizens Stock Fund shall be liquidated and invested as further described in Section 7.04(e).
3.08    Special Rules for Transfers from the MVG Non-Union Plan.

(a)
All loans under the Mississippi Valley Gas Company Savings Plan (the “MVG Non-Union Plan”) which were previously transferred in kind to the Plan shall, to the extent still outstanding, continue to be maintained and administered under Section 7.05 in accordance with the terms of said loans as in effect at the time of said transfer.

(b)
The amounts previously transferred from the MVG Non-Union Plan that are attributable to forfeitures of account balances under that Plan and to the suspense account containing unallocated contributions to that Plan shall be used to reduce Safeharbor Matching Contributions under the Plan.

3.09    Special Rules for Transfers from the TXU Thrift Plan    . All loans under the TXU Thrift Plan which were previously transferred in kind to the Plan shall, to the extent still outstanding, continue to be maintained and administered under Section 7.05 in accordance with the terms of said loans as in effect at the time of transfer.
3.10    Special Rules for Transfers from the MVG Union Savings Plan with Respect to MVG Merger Participants.

(a)
The account balances of MVG Merger Participants in the MVG Union Savings Plan which are transferred into the Plan effective January 1, 2015, shall be held, administered, and distributed as part of the Plan as follows:

(1)
All amounts transferred from the MVG Union Savings Plan that are attributable to an MVG Merger Participant’s deferred income account under the MVG Union Savings Plan shall be held in the Salary Reduction Contribution Account established for such MVG Merger Participant under the Plan; and

(2)
All amounts transferred from the MVG Union Savings Plan that are attributable to an MVG Merger Participant’s matching contribution account and any rollover account under the MVG Union Savings Plan shall be held in separate subaccounts of the Employer Contribution Account established for such MVG Merger Participant under the Plan. The MVG Merger Participant shall be 100% vested in said subaccounts and all amounts contained therein may be invested as soon as administratively possible in accordance with the procedures established by the Committee and communicated in writing to the MVG Merger Participants.

(b)
Prior to January 1, 2015, Hours of Employment for MVG Merger Participants shall be calculated in accordance with the terms of the MVG Union Savings Plan. From and after January 1, 2015, Hours of Employment for MVG Merger Participants shall be calculated in accordance with the terms of this Plan. Notwithstanding the foregoing, in no event will the years of Vesting Service credited to a MVG Merger Participant under this Plan be less than the years of Vesting Service that such MVG Merger Participant would have been credited under the MVG Union Savings Plan.

(c)
Amounts transferred from the MVG Union Savings Plan that are attributable to forfeitures of account balances under the MVG Union Savings Plan and to the suspense account containing unallocated contributions to the MVG Union Savings Plan shall be used to reduce Safeharbor Matching Contributions and Fixed Annual Contributions under the Plan.

(d)
All loans under the MVG Union Savings Plan which were transferred in kind to the Plan shall, to the extent still outstanding, continue to be maintained and administered under Section 7.05 in accordance with the terms of said loans as in effect at the time of said transfer.

3.11    Special Rules for Transfers from the AEH Plan with Respect to AEH Merger Participants.

(a)
The account balances of AEH Merger Participants in the AEH Plan which are transferred into the Plan effective January 1, 2016, shall be held, administered, and distributed as part of the Plan as follows:

(1)
All amounts transferred from the AEH Plan that are attributable to an AEH Merger Participant’s (i) deferral contributions and adjustments relating thereto and (ii) any qualified nonelective employer contributions and adjustments relating thereto shall be held in separate subaccounts of the Salary Reduction Contribution Account established for such AEH Merger Participant under the Plan;

(2)
All amounts transferred from the AEH Plan that are attributable to an AEH Merger Participant’s 401(k) safeharbor nonelective employer contributions and adjustments relating thereto shall be held in a subaccount of the Safeharbor Matching Contributions Account established for such AEH Merger Participant under the Plan; and

(3)
All amounts transferred from the AEH Plan that are attributable to an AEH Merger Participant’s (i) matching employer contributions and adjustments relating thereto, (ii) rollover contributions and adjustments relating thereto, and (iii) profit-sharing contributions and adjustments relating thereto shall be held in separate subaccounts of the Employer Contributions Account established for such AEH Merger Participant under the Plan.

(b)
All loans under the AEH Plan which were transferred in kind to the Plan shall, to the extent still outstanding, continue to be maintained and administered under Section 7.05 in accordance with the terms of said loans as in effect at the time of said transfer.

ARTICLE IV.
CONTRIBUTIONS
4.01    Salary Reduction Contributions.

(a)
For each Plan Year, each Employer shall contribute to the Trust Fund, on behalf of each of its Eligible Employees and Participants an amount equal to the total amount of “Salary Reduction Contributions” (defined below). Salary Reduction Contributions may be in the form of cash or Company Stock, and shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than the fifteenth (15th) business day of the calendar month following the calendar month during which such contributions were made.

“Salary Reduction Contributions” shall mean the amount by which an Eligible Employee or a Participant agrees to reduce his salary from his Employer, which reduction shall be equal to a percentage of his Compensation (excluding bonuses) per payroll period, which shall not be less than one percent (1%) or more than sixty-five percent (65%) of Compensation for such Eligible Employee or Participant.
For the Plan Year commencing January 1, 2016, the Salary Reduction Contributions made on behalf of each Eligible Employee who is an AEH Merger Participant or is otherwise an Employee of AEH as of December 31, 2015, shall be equal to the following amount, as applicable:

(1)
For any such AEH Merger Participant or any such Employee of AEH as of December 31, 2015, who has made an affirmative election as to the amount of the Salary Reduction Contribution to be made to the Plan, the Salary Reduction contributions shall be made in accordance with his or her election; or

(2)
For any such AEH Merger Participant or any such Employee of AEH as of December 31, 2015, who did not make an affirmative election as to the amount of the Salary Reduction Contribution to be made to the Plan within the designated election period prior to the effective date of the merger of the AEH Plan into this Plan, Salary Reduction Contributions shall be made to this Plan in accordance with such individual’s deferral contribution elections or non-elections in effect under the AEH Plan immediately prior to the merger, notwithstanding the provisions of Section 4.01(b) below. Any such AEH Merger Participant or any such Employee of AEH as of December 31, 2015, to which this Section 4.01(a)(2) applies may change his or her future Salary Reduction Contributions in accordance with the rules and limitations described in Section 4.01(e), below.

(b)
Subject to the provisions of Section 4.01(g) hereof, each Eligible Employee shall be given the opportunity to affirmatively elect to make Salary Reduction Contributions. Salary Reduction Contributions shall commence as of the Entry Date coinciding with or immediately following the date on which the Eligible Employee has properly completed the steps necessary to affirmatively elect to make Salary Reduction Contributions.

Notwithstanding the foregoing, unless, in accordance with uniform and nondiscriminatory procedures established by the Plan Administrator, an Eligible Employee either (i) opts out of Salary Reduction Contributions during the “Opt Out Period” (defined below), or (ii) affirmatively elects to contribute a different percentage of Compensation as a Salary Reduction Contribution during the Opt Out Period, effective as of the first Entry Date coinciding with or immediately following the end of the Opt Out Period, each such Eligible Employee will be deemed to have agreed to Salary Reduction Contributions equal to four percent (4%) of such Participant’s Compensation (“Automatic Salary Reduction Contributions”). If an Eligible Employee affirmatively elects to contribute a different percentage of his or her Compensation as a Salary Reduction Contribution during the Opt Out Period, such Salary Reduction Contributions shall commence as of the Entry Date coinciding with or immediately following the date on which an Eligible Employee has properly completed the steps necessary to affirmatively elect to contribute a different percentage of his or her Compensation as a Salary Reduction Contribution.
Furthermore, with respect to each Participant whose Salary Reduction Contribution for the next succeeding Plan Year is less than four percent (4%) of such Participant’s Compensation, unless, in accordance with the uniform and nondiscriminatory procedures established by the Plan Administrator, such Participant either (i) opts out of Salary Reduction Contributions during the Opt Out Period, or (ii) affirmatively elects to contribute a different percentage of his or her Compensation as a Salary Reduction Contribution during the Opt Out Period, effective as of the first Entry Date of the next succeeding Plan Year, each such Participant will be deemed to have agreed to Automatic Salary Reduction Contributions equal to four percent (4%) of such Participant’s Compensation. If a Participant affirmatively elects to contribute a different percentage of his or her Compensation as a Salary Reduction Contribution during the Opt Out Period, such Salary Reduction Contributions shall commence as of the Entry Date coinciding with or immediately following the date on which an Participant has properly completed the steps necessary to affirmatively elect to contribute a different percentage of his or her Compensation as a Salary Reduction Contribution.

The “Opt Out Period” shall be the thirty (30) day period following (i) the date an Eligible Employee is provided with enrollment materials, or (ii) the date a Participant is provided with annual enrollment materials, as applicable.
Eligible Employees and Participants shall be provided with an Automatic Salary Reduction Contribution Notice explaining (i) the percentage of the Employee’s Compensation that will be contributed to the Plan as Automatic Salary Reduction Contributions if the Employee does not either opt out or affirmatively elect to contribute a different percentage of his or her Compensation as Salary Reduction Contributions, (ii) the Employee’s rights to change the percentage of the Employee’s Compensation that will apply towards Salary Reduction Contributions, or stop Salary Reduction Contributions completely, (iii) how Automatic Salary Reduction Contributions will be invested, and (iv) the procedures for changing the rate of Automatic Salary Reduction Contributions, or stopping Automatic Salary Reduction Contributions completely.
A Participant for whom Automatic Salary Reduction Contributions have been made to the Plan may elect during the “Distribution Election Period” (defined below) to receive a distribution of Automatic Salary Reduction Contributions, and earnings and losses attributable thereto, made with respect to such Participant beginning with the first payroll period for which Automatic Salary Reduction Contributions were made with respect to the Participant and continuing through any succeeding payroll period beginning prior to the effective date of the election, which shall be no later than the last day of the final payroll period that begins prior to the expiration of the Distribution Election Period. The Distribution Election Period shall be the ninety (90) day period beginning on the payroll date that an Automatic Salary Reduction Contribution is withheld from the Participant’s Compensation. Any such distribution of Automatic Salary Reduction Contributions shall be considered an “Automatic Salary Reduction Contribution Distribution” for purposes of the Plan and shall be made in accordance with Code Section 414(w), and the applicable guidance issued thereunder. An Automatic Salary Reduction Contribution Distribution shall not be subject to the early distribution tax imposed by Code Section 72(p).

Notwithstanding the foregoing, for the Plan Year commencing January 1, 2016, Automatic Salary Reduction Contributions shall not apply to any Eligible Employee who is an AEH Merger Participant or is otherwise an Employee of AEH as of December 31, 2015. Salary Reduction Contributions for Eligible Employees who are AEH Merger Participants or are otherwise Employees of AEH as of December 31, 2015, shall be made in accordance with the applicable provisions of Section 4.01(a), above.

(c)
Notwithstanding anything herein to the contrary, for any Participant’s taxable year, a Participant’s Salary Reduction Contributions shall not exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.01(f) and Code Section 414(v), if applicable. An Employer may amend or revoke a Participant’s Salary Reduction Contributions at any time if such Employer determines that such revocation or amendment is necessary to ensure that the reduction in such Participant’s Compensation for any payroll period does not exceed the maximum deferral amount set forth above.

In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds the dollar limitation provided for in this Section 4.01(c), such “Excess Deferrals” (as defined in Code Section 402(g)(2) and the treasury regulations promulgated thereunder), together with income allocable thereto, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant’s taxable year in which the reduction was made, in the manner and to the extent provided under the applicable treasury regulations.
The income allocable to an Excess Deferrals shall be determined by multiplying the income allocable to the Participant’s Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Deferrals of the Participant, as determined above, and the denominator of which is the balance of the Participant’s Salary Reduction Contributions on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

(d)
Salary Reduction Contributions credited to a Participant’s Salary Reduction Contributions Account pursuant to Section 4.01(a) shall be one hundred percent (100%) vested and non-forfeitable at all times. For all purposes of this Plan, a Participant’s Compensation for any Year during which Salary Reduction Contributions are being made on behalf of the Participant shall be equal to the Participant’s Compensation before deduction of Salary Reduction Contributions.

(e)	Salary Reduction Contributions shall be subject to the following rules and limitations:

(1)
Salary Reduction Contributions shall apply to each payroll period during which the Participant has agreed, or is deemed to have agreed, to make Salary Reduction Contributions in accordance with Section 4.01(b), hereof.

(2)
A Participant may modify or terminate Salary Reduction Contributions at any time upon notice to the Committee, subject to the requirements of paragraph (3), below. If a Participant terminates his or her Salary Reduction Contributions, he or she may elect to recommence Salary Reduction Contributions at any time thereafter, subject to the requirements of paragraph (3), below.

(3)
Any change or termination to Salary Reduction Contributions shall be effective as of, and shall not apply to any payroll period preceding, the payroll period immediately following the date on which the Committee receives notice of such change or termination of a Participant’s Salary Reduction Contributions.

(4)
An Employer may change or terminate Salary Reduction Contributions with respect to a Participant at any time if the Employer determines that such change or termination is necessary (i) to ensure that a Participant’s Additions for any Year will not exceed the limitation of Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to Sections 4.01, 4.02 and 4.03 hereof are fully deductible by the Employer for Federal income tax purposes, or (iii) to ensure that a Participant’s Salary Reduction Contributions do not exceed the limitation of Section 4.01(c) hereof relating to “excess deferrals” (as defined in Code Section 402(g)(2) and the treasury regulations promulgated thereunder) or the limitations of Section 4.01(g) hereof relating to “Excess Contributions” (as defined in Section 4.01(g)(3) hereof). An Employer may terminate Salary Reduction Contributions with respect to a Participant at any time if the Employer determines that such termination is necessary because the Participant’s available Compensation for a particular payroll period is not sufficient to cover the Participant’s Salary Reduction Contributions. Any termination made pursuant to the preceding sentence shall remain in effect only for the pay period(s) during which the Employer determines the Participant’s available Compensation is insufficient to cover the Participant’s Salary Reduction Contributions. Once the Participant’s Compensation is sufficient to cover the Participant’s Salary Reduction Contributions, the Participant’s prior Salary Reduction Contributions shall be reinstated.

(5)
Except as otherwise provided in Sections 4.01(g) hereof, the requirements of Code Section 401(k)(3) are satisfied by the safeharbor provided under Code Section 401(k)(12). Prior to (i) the Employee’s initial Entry Date, and (ii) the beginning of each Plan Year, the Employer shall provide written notice to each Employee who is eligible to receive Safeharbor Matching Contributions pursuant to Section 4.02 hereof that this Plan is exempt from the general nondiscrimination rules of Code Section 401(k)(3).

(6)	Upon termination of employment, a Participant’s Salary Reduction Contributions Account shall be distributed in accordance with Article VI.

(f)
Those Participants who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Salary Reduction Contributions in addition to the Salary Reduction Contributions provided for in Section 4.01(b) hereof in accordance with, and subject to the limitations of, Code Section 414(v) (“Catch-Up Salary Reduction Contributions”). Such Catch-Up Salary Reduction Contributions shall not be taken into account for purposes of Section 4.01(c) (and Code Section 402(g)) and Section 5.03 (and Code Section 415). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), and 410(b), or 416, as applicable, by reason of making such Catch-up Salary Reduction Contributions. In addition, the Employers shall not make Matching Contributions with respect to Catch-Up Salary Reduction Contributions.

(g)
The limitations described in this Section 4.01(g) shall be determined in accordance with the applicable sections of the Code and regulations thereunder. This Subsection 4.01(g) shall apply to “ADP Participants”. “ADP Participants” shall mean any Participant who will not have completed at least one (1) year of Service by the close of the Plan Year, and who therefore is ineligible to receive Safeharbor Matching Contributions for such Plan Year. Any Automatic Salary Reduction Contribution that is distributed as an Automatic Salary Reduction Contributions Distribution, as described in Section 4.01(b) of the Plan, shall not be included as a Salary Reduction Contribution for purposes of determining whether the limitations in this Section 4.01(g) are met.

(1)
Notwithstanding any other provision of this Plan, in no event shall the Employer make a Salary Reduction Contribution on behalf of any ADP Participant in any Plan Year (the “Current Plan Year”) if such contribution would cause the “Actual Deferral Percentage” (or “ADP”) of Highly Compensated Employees who are ADP Participants (referred to in this Section 4.01(g) as “Highly Compensated ADP Employees”) to exceed the greater of the limitations indicated below:

(A)
One hundred twenty‑five percent (125%) of the ADP for all Non-Highly Compensated Employees who are ADP Participants (referred to in this Section 4.01(g) as “Non-Highly Compensated ADP Employees”) for the prior Plan Year; or

(B)
The lesser of (i) the sum of the ADP for all Non-Highly Compensated ADP Employees for the prior Plan Year plus two percent (2%), or (ii) two hundred percent (200%) of the ADP for all Non-Highly Compensated ADP Employees for the prior Plan Year.

The ADP for all Non-Highly Compensated ADP Employees under this Section 4.01(g)(1) determined on the basis of the prior Plan Year is referred to herein as the “Prior Year Testing Method”.

(2)
The Committee shall, to the extent necessary to conform the Salary Reduction Contributions to the above limitations, reduce prospectively the amount of Salary Reduction Contributions to be made on behalf of Highly Compensated ADP Employees. Such prospective reduction shall first be applied to reduce the dollar amount elected by all those Highly Compensated ADP Employees who have elected the highest dollar amount of Salary Reduction Contributions compared to the dollar amount elected by all those Highly Compensated ADP Employees (including those Employees whose dollar amount was previously reduced) whose elected dollar amount is at the next highest dollar amount of Salary Reduction Contributions, and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected contribution amounts. The total amount by which the Salary Reduction Contributions must be reduced prospectively as provided above shall be determined under Section 4.01(g)(1) above and shall be calculated by reducing contributions made on behalf of Highly Compensated ADP Employees in the order of their actual deferral percentages beginning with the highest of such percentages, and continuing to reduce the Salary Reduction Contributions of the Highly Compensated ADP Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until the amount reduced is sufficient to satisfy the limitations of Section 4.01(g)(1) above.

Such prospective reductions may thereafter be adjusted by the Committee, upon due notice to the affected ADP Participants, at any time thereafter to increase the elected amounts for those Highly Compensated ADP Employees whose amounts were previously reduced in accordance with this Section if the Committee shall determine that such increase will not cause the limits set forth in Section 4.01(g)(1) to be exceeded for the Plan Year. Any such increase shall be applied to the reduced Highly Compensated ADP Employees in ascending order, starting with those reduced Highly Compensated ADP Employees who were last affected by the reduction sequence provided for herein. Any decrease of an ADP Participant’s Salary Reduction Contributions under this Section shall be in addition to and shall not otherwise affect such Participant’s rights to change or suspend contributions.

(3)
In the event that following the end of a Plan Year, it is determined by the Committee that the Salary Reduction Contributions for Highly Compensated ADP Employees exceed the limitations of Section 4.01(g)(1), then the amount in excess of such limitation (“Excess Contributions”) (and the income thereon) (with the amount of such Excess Contributions calculated by reducing the contributions made on behalf of Highly Compensated ADP Employees in the order of the actual deferral percentages beginning with the highest such percentage and continuing to reduce the Salary Reduction Contributions of the Highly Compensated ADP Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until such percentages satisfy the test in Section 4.01(g)(1)) shall be distributed to the Highly Compensated ADP Employees, notwithstanding any Plan provision to the contrary, no later than the last day of the Plan Year following the close of the Plan Year in which such Excess Contributions occurred. If such Excess Contributions are distributed more than six (6) months after the last day of the Plan Year in which such Excess Contributions occurred, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.

In distributing Excess Contributions, the following rules shall apply: The Excess Contributions shall first be applied to reduce the dollar amount elected by all those Highly Compensated ADP Employees who have elected the highest dollar amount of Salary Reduction Contributions compared to the dollar amount elected by all those Highly Compensated ADP Employees (including those Employees whose dollar amount was previously reduced) whose elected dollar amount is at the next highest dollar amount of Salary Reduction Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected contribution amounts until the reductions equal the Excess Contributions and enable the Salary Reduction Contributions to conform to the limitations of Section 4.01(g)(1).
The amount of Excess Contributions to be distributed to each affected Highly Compensated ADP Employee is equal to the Salary Reduction Contributions on behalf of such Employee (prior to reduction of the Excess Contributions) less the product of such Employee’s ADP (after reduction for such Excess Contributions) times such Employee’s Total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for herein.
The amount of Excess Contributions that may be distributed under this Section with respect to a Highly Compensated ADP Employee for a Plan Year shall be reduced by any “excess deferrals” (as defined in Section 4.01(c)) attributable to such Plan Year previously distributed to such Employee. In the event a distribution of Salary Reduction Contributions constitutes a distribution of Excess Contributions and a distribution of “excess deferrals” pursuant to Section 4.01(c), the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and “excess deferrals.”
In no event shall the amount of Excess Contributions that may be distributed under this Subsection with respect to a Highly Compensated ADP Employee for a Plan Year exceed the amount of Salary Reduction Contributions on behalf of such Employee under this Plan for such Plan Year.
Notwithstanding the foregoing, for Plan Years beginning on or after July 1, 2007, Excess Contributions shall be corrected in accordance with the applicable provisions of Revenue Procedure 2006-27, or such subsequent guidance issued by the Internal Revenue Service describing the Employee Plans Compliance Resolution System, or similar correction program.

(4)	In determining the amount of income allocable to Excess Contributions which are being distributed, the following rules shall apply:

(A)
The income allocable to Excess Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Salary Reduction Contributions and amounts treated as Salary Reduction Contributions with respect to the Highly Compensated ADP Employee, multiplied by a fraction, the numerator of which is the amount of Excess Contributions made on behalf of the Highly Compensated ADP Employee for the Plan Year and the denominator of which is the balance of such Employee’s Salary Reduction Contributions Account as of the end of the Plan Year, before adjustment of such Account as provided for in Section 5.02(a).

(B)	For purposes of this Section, the income of the Plan shall mean all earnings, gains and losses, computed in accordance with the provisions of Section 5.02.

(5)	For purposes of this Section 4.01(g), the following terms shall have the following meanings:

(A)
“Actual Deferral Percentage” (or “ADP”) shall mean for the Highly Compensated ADP Employees, as a group, and for the Non-Highly Compensated ADP Employees, as a group, the average of the ratios (calculated separately for each such ADP Participant in such group) of the Salary Reduction Contributions, if any, made on behalf of each such ADP Participant for each Plan Year, to such ADP Participant’s Total Compensation (as defined in Section 4.01(g)(5)(d)) for such Plan Year. For purposes of computing the ADP under the Prior Year Testing Method, changes between the prior Plan Year and the Current Plan Year in the group of Non-Highly Compensated ADP Employees are disregarded. For purposes of computing ADP, an ADP Participant who makes no Salary Reduction Contributions for a Plan Year shall be treated as making a zero percent (0%) contribution for the Plan Year.

In calculating ADP, a Salary Reduction Contribution shall be taken into account for a Plan Year only if such Salary Reduction Contribution: (i) relates to Total Compensation that would have been received by the ADP Participant during such Plan Year (but for the salary reduction election) or is attributable to services performed by the ADP Participant during such Plan Year and would have been received by the ADP Participant within two and one‑half (2½) months after the close of such Plan Year (but for the salary reduction election); and (ii) is allocated to the ADP Participant during such Plan Year. A Salary Reduction Contribution is treated as allocated as of a particular date during a Plan Year if allocation of such contribution is not contingent on participation in the Plan or the performance of services after such date and such contribution is paid to the Trust not later than twelve (12) months after the close of such Plan Year. Any Automatic Salary Reduction Contribution that is distributed as an Automatic Salary Reduction Contributions Distribution, as described in Section 4.01(b) of the Plan, shall not be included as a Salary Reduction Contribution for purposes of calculating ADP.
In calculating the ADP of a Highly Compensated ADP Employee who participates in more than one plan maintained by an Employer or an Affiliate, all elective deferrals (as defined in Code Section 401(m)(4)) of such Highly Compensated ADP Employee shall be aggregated for purposes of determining such percentage in accordance with the applicable treasury regulations.
In calculating the ADP of a Highly Compensated ADP Employee who has “excess deferrals” (as defined in Section 4.01(c)), such “excess deferrals” shall be treated as Salary Reduction Contributions for purposes of determining such percentage.
In calculating ADP, all elective deferrals (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Section 4.01(g)(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan. The ESOP portion of the Plan may be aggregated with the non-ESOP portion of the Plan in order to comply with the limitations of Section 4.01(g)(1), provided however, that even if such plans are permissively aggregated for purposes of complying with the limitations of Section 4.01(g)(1), such plans must be disaggregated for purposed of satisfying the requirements of Code Section 410(b). Except as otherwise provided in the Treasury Regulations, if the ADP under Subsection 4.01(g)(1) is determined under the Prior Year Testing Method, the Plan may not be permissively aggregated with another plan in order to comply with the limitations of Subsection 4.03(g)(1) if such other plan determines ADP under the Current Year Testing Method.

(B)	“Total Compensation” as used in this Section 4.01(g) shall have the same meaning as that set forth in Section 5.03(b) hereof.
4.02    Safeharbor Matching Contributions.

(a)
For each Plan Year, each Employer shall contribute on behalf of each of its Participants for whom a Salary Reduction Contribution was made pursuant to Section 4.01(b) and who is eligible to receive an allocation of Safeharbor Matching Contributions as described in Section 3.01(b) hereof a “Safeharbor Matching Contribution” in an amount equal to one hundred percent (100%) of such Participant’s Salary Reduction Contributions, up to a maximum of four percent (4%) of such Participant’s Compensation, for the Plan Year.

(b)
Except as otherwise provided in Subsection 4.01(g) with respect to ADP Participants (as defined in Subsection 4.01(g)), the discrimination tests of Code Section 401(k)(3) are satisfied by the safeharbor provided under Code Section 401(k)(12).

(c)	The discrimination tests of Code Section 401(m)(2) are satisfied by the safeharbor provided under Code Section 401(m)(11).

(d)
Prior to (i) the Employee’s initial Entry Date, and (ii) the beginning of each Plan Year, the Employer shall provide notice to each Employee who is eligible to receive a Safeharbor Matching Contribution pursuant to Section 4.02 here that this Plan is exempt from the general nondiscrimination rules of Code Section 401(k)(3) and Code Section 401(m)(2). Such notice shall be provided in writing or any other form approved by the Commissioner of Internal Revenue.

(e)
Safeharbor Matching Contributions credited to a Participant Safeharbor Matching Contributions Account shall be one hundred percent (100%) vested and non-forfeitable at all times. Safeharbor Matching Contributions may be made in cash or in Company Stock.

(f)
To the extent that a Safeharbor Matching Contribution is made with respect to an Automatic Salary Reduction Contribution that is distributed as an Automatic Salary Reduction Contribution Distribution, as described in Section 4.01(b) of the Plan, such Safeharbor Matching Contribution, and earnings and losses attributable thereto, shall be forfeited and allocated to a forfeiture account in the Plan and used to reduce future Fixed Annual Company Contributions to the Plan. The amount to be forfeited shall be deducted from the Non-ESOP portion (as defined in Section 7.02 hereof) of the Participant’s Safeharbor Matching Contributions Account, so long as there are amounts in such portion, and thereafter shall be deducted from the ESOP portion of the Participant’s Safeharbor Matching Contributions Account (as defined in Section 7.02 hereof) containing Company Stock.  If interests in more than one class of Company Stock have been allocated to the ESOP portion of such Account, the forfeiture will be made in the same proportion of each such class of Company Stock.

4.03    Fixed Annual Company Contributions    .

(a)
Each Employer shall contribute on behalf of each Participant eligible to receive a Fixed Annual Company Contribution as described in Section 3.01(b) herein, a “Fixed Annual Company Contribution” in an amount equal to four percent (4%) of such Participant’s Compensation for the Plan Year, regardless of whether such Participant is still employed on the last day of the Plan Year.

(b)
Fixed Annual Company Contributions credited to a Participant’s Employer Contributions Account shall be one hundred percent (100%) vested and non-forfeitable upon the date the Participant completes three (3) years of Vesting Service. Notwithstanding the foregoing, any Participant who was an Employee of AEH as of December 31, 2015, and who does not have three (3) years of Vesting Service on January 1, 2016, shall be one hundred percent (100%) vested in his Fixed Annual Company Contributions Portion. Fixed Annual Company Contributions may be made in cash or in Company Stock.

(c)
Notwithstanding the foregoing provisions of this Section 4.03, the contribution of the Employers for any Year shall in no event exceed an amount which, when added to amounts contributed pursuant to Sections 4.01 and 4.02, above, and Section 4.03A, below will, under the law then in effect, be deductible by the Employers in computing, on a consolidated return basis, their Federal income taxes for the taxable year within which such Plan Year ends, including any amount deductible pursuant to carryover provisions of the Code. All contributions of the Employers made pursuant to this Section 4.03 for a Plan Year shall be paid to the Trustee, and payment shall be made not later than the date prescribed by law for filing the consolidated Federal income tax return of the Employers for the taxable year within which such Plan Year ends, including extensions which have been granted for the filing of such tax return.

4.04    Contributions by Participants. Participants are neither required nor permitted to make any after-tax contributions under this Plan. Under the provisions of the Prior Plan as in effect prior to October 1, 1987, Participants were permitted to make both Employee Contributions and Supplemental Savings contributions. To the extent that such amounts (and related adjustments) have not been distributed to affected Employees who are Participants hereunder prior to the Effective Date, such amounts (and related adjustments) shall be held in Employee Contributions Accounts established for such Employees until distributed in full. Distribution shall be made from each such Employee Contributions Account at such time or times as determined by the Participant for whose benefit an Employee Contributions Account was established.
4.05    Rollover Contributions; Transfers.

(a)
With the approval of the Committee, a Participant who was a participant in another plan of deferred compensation which is qualified under Code Section 401(a) may contribute to this Plan a portion or all of the amount of any “distribution” received by him from such other plan. The qualified plans from which eligible rollover distributions may be received pursuant to this paragraph (a) are qualified plans described in Code Sections 401(a) or 403(a), annuity contracts described in Code Section 403(b) and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Any amounts so contributed shall be held in a subaccount of the Participant’s Employer Contributions Account, except that any amount so contributed that is attributable to after-tax contributions shall be separately accounted for in a subaccount under the Participant’s Employee Contributions Account. Such subaccount or subaccounts shall be one hundred percent (100%) vested in the Participant, shall share in Income allocations in accordance with Section 5.02(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount in such subaccount or subaccounts shall be distributed in accordance with Article VI. The term “eligible rollover distribution” is herein defined as any amount which, pursuant to Code Section 402(c)(4) may be transferred to this Plan.

(b)
Without express authorization by the Board of Directors of the Company, the Trustee hereunder shall not accept any direct or indirect transfer of assets in connection with a merger, spinoff, or conversion of a plan, or direct or indirect transfer of assets solely with respect to an Employee, if such transfer is from a defined benefit plan, or from a defined contribution plan that is either subject to the funding standards of Code Section 412 or otherwise subject to the requirements of Code Section 401(a)(11)(A). In the case of a transfer to the Trustee of all or any of the assets held in respect of any type of qualified plan or trust by the trustee of the transferor plan, the amounts so transferred shall be allocated under this Plan to the individual account of each Participant who was also a participant in such other qualified plan. In no event shall a Participant’s vested interest in such a transferred account be less after such transfer than it was prior to such transfer, or, in the alternative, this Plan may provide that the entire value of such transferred accounts of a Participant shall be fully vested and nonforfeitable.

The Trustee, upon direction from the Committee, may transfer any amount available for distribution to a Participant hereunder by reason of termination of employment to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by such employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfer is to be made permits such transfers.
4.06    Special Rules under USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
ARTICLE V.
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
5.01    Individual Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have up to five separate accounts, an Employer Contributions Account, a Salary Reduction Contributions Account, a Safeharbor Matching Contributions Account, an Employee Contributions Account and, where applicable, a Matching Contributions Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.
5.02    Account Adjustments. The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

(a)	Income. The Income of the Trust Fund shall be allocated as follows:

(1)
Company Stock. Subject to the provisions of Section 7.02(h) hereof, any cash dividends earned by Company Stock, and any Company Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, shall be allocated as of each Valuation Date in the same manner as the Company Stock to which it is attributable is then allocated. In addition, as of each Valuation Date, the value of the Company Stock held in an account of a Participant, Former Participant or Beneficiary shall, together with related unrealized gains and losses, be noted on such account.

(2)
Diversified Investments. To the extent that the accounts of a Participant are invested, pursuant to Section 7.04 hereof in the Diversified Fund described in such Section 7.04, Income attributable to the portion so invested (hereinafter, the “Diversified Portion”) shall be allocated on the following basis: for each fund comprising the Diversified Fund, such Income shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Diversified Portions of their accounts invested in such fund on the Valuation Date in accordance with the ratio of the Diversified Portions of each Participant’s account invested in such fund on such Valuation Date to the Diversified Portions of all accounts invested in such fund on such Valuation Date.

(b)
Salary Reduction Contributions. The Employer contributions for a Plan Year made on behalf of a Participant pursuant to Section 4.01 hereof shall be allocated to the Participant’s Salary Reduction Contributions Account effective as of a date no later than the last day of such Plan Year.

(c)
Safeharbor Matching Contributions. The Employer contributions for a Plan Year made pursuant to Section 4.02 hereof on behalf of a Participant who is eligible to receive an allocation of the Safeharbor Matching Contribution as described in Sections 3.01(b) and 4.02 hereof shall be allocated to the Participant’s Safeharbor Matching Contributions Account effective as of a date no later than the last day of such Plan Year.

(d)
Fixed Annual Company Contributions. The Employer contributions for a Plan Year made pursuant to Section 4.03 hereof on behalf of a Participant who is eligible to receive Fixed Annual Company Contributions as described in Sections 3.01(b) and 4.03 hereof shall be allocated to the Participant’s Employer Contributions Account effective as of a date no later than the last day of such Plan Year.

5.03    Maximum Additions.

(a)
Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction Account, Safeharbor Matching Contributions Account, Employer Contributions Account and, if applicable, Matching Contributions Account of a Participant for any Plan Year shall not exceed the lesser of:

(1)	Fifty-One Thousand Dollars ($51,000) (or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d)), or

(2)	One hundred percent (100%) of the Participant’s total compensation for such Plan Year (even though such Participant may not have been a Participant for the entire Plan Year).
The compensation limit referred to in clause (2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Addition.

(b)	For purposes of this Section 5.03, a Participant’s “total compensation” shall mean:

(1)	The sum of:

(A)
All earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with his Employer and any Affiliates, without regard to whether or not an amount is paid in cash, (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)) which are actually paid or made available to an Employee during the Year;

(B)
Any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code Sections 125 or 457; and

(C)	Any elective amounts which are not includable in the gross income of the Participant by reason of Code Section 132(f)(4).
Payments made within two and one-half (2½) months after “severance from employment” (within the meaning of Code Section 401(k)(2)(B)(i)(I)) will be included in “total compensation” if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in the employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours(such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within two and one-half (2½) months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(2)	Total compensation shall exclude the following:

(A)
Employer contributions to a plan of deferred compensation to the extent that, prior to the application of the limitations of Code Section 415 to the Plan, the contributions are not included in the gross income of a Participant for the taxable year in which contributed;

(B)	Employer contributions on behalf of a Participant to a simplified employee pension plan under Code Section 219(b)(7) to the extent the contributions are deductible by the Participant;

(C)
Any distributions from a plan of deferred compensation other than an unfunded nonqualified plan of deferred compensation, whether or not includable in the gross income of the Participant when distributed;

(D)
Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(E)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(F)
Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) for the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Participant).

Notwithstanding the foregoing, total compensation shall not include any Compensation in excess of Two Hundred Fifty-Five Thousand Dollars ($255,000) or such larger amount as results from the adjustment provided for in Code Section 401(a)(17)(B). The adjustments under Code Section 401(a)(17)(B) in effect for a calendar year shall apply to Compensation for the Plan Year beginning with or within such calendar year.

(c)
If such Additions exceed the limitation set forth in Section 5.03(a) above, such excess Additions shall be corrected in accordance with the applicable provisions of Revenue Procedure 2006-27, or such subsequent guidance issued by the Internal Revenue Service describing the Employee Plans Compliance Resolution System, or similar correction program. In the event that any Participant in this Plan is also a participant under any other defined contribution plan maintained by an Employer or an Affiliate (whether or not terminated), the total amount of Additions to such Participant’s accounts under all such defined contribution plans for the Year shall not exceed the limitations set forth in Subsection 5.03(a) above. If such total amount of Additions to a Participant’s accounts under all such defined contribution plans for the Year does exceed the limitations set forth in Subsection 5.03(a) above, then the excess Additions to such Participant’s accounts shall be corrected in accordance with this Section 5.03(c).

(d)
Notwithstanding the foregoing, in the case of a Participant (i) who is permanently and totally disabled (as provided in Code Section 415(c)(3)(C)), (ii) who was not a Highly Compensated Employee immediately prior to becoming permanently and totally disabled (as provided in Code Section 415(c)(3)(C)), and (iii) with respect to whom the Company elects to have this Section 5.03(d) apply, the term “total compensation” shall mean the compensation the Participant would have received for the Plan Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled, provided that such amount is greater than the Participant’s total compensation would have been without the application of this Section 5.03(d). Section 5.03(d) shall apply only to the extent that contributions made with respect to amounts treated as total compensation under this Section 5.03(d) are nonforfeitable when made.

5.04    Top-Heavy Provisions. The following provisions shall become effective in any Year in which either the ESOP portion or the Non-ESOP portion of the Plan is determined to be a Top-Heavy Plan:

(a)
Determination of Top-Heavy Status. The ESOP portion or the Non-ESOP portion of the Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year (the “determination date”):

(1)
(A)    The value of the sum of the ESOP portion or the Non-ESOP portion (as the case may be) of the Employer Contributions Accounts (but excluding rollover contributions made pursuant to Section 4.05 hereof, to the extent permissible under applicable treasury regulations under Code Section 416), Salary Reduction Contributions Accounts, Safeharbor Matching Contributions Accounts and, where applicable, Matching Contributions Accounts, plus Employee Contributions Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of Participants who are Key Employees (as defined below) exceeds sixty percent (60%) of the value of the sum of the ESOP portion or the Non-ESOP portion (as the case may be) of the Employer Contributions Accounts, Salary Reduction Contributions Accounts, Safeharbor Matching Contributions Accounts and, where applicable, Matching Contributions Accounts, plus Employee Contributions Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of all Participants and their Beneficiaries (the “60% Test”), or

(B)
The applicable portion of the Plan is part of a required aggregation group (within the meaning of Code Section 416(g)(2)) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the ESOP portion or the Non-ESOP portion (as the case may be) of the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the applicable portion of the Plan is a part of a required or permissive aggregation group (within the meaning of Code Section 416(g)(2)) which is not top-heavy. For purposes of the 60% Test for any Plan Year, (i) the value of the Employer Contributions Accounts, Safeharbor Matching Contributions Accounts, Salary Reduction Contributions Accounts, Employee Contributions Accounts and, where applicable, Matching Contributions Accounts of individuals who are former Key Employees shall not be taken into account and (ii) the value of the Employer Contributions Accounts, Safeharbor Matching Contributions Accounts, Salary Reduction Contributions Accounts, Employee Contributions Accounts and, where applicable, Matching Contributions Accounts of individuals who have not performed services for an Employer for the five (5)-year period ending on the determination date shall not be taken into account.

Notwithstanding the foregoing, for purposes of the 60% Test, the following shall apply:

(A)
The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the ESOP portion or the Non-ESOP portion (as the case may be) of the Plan and any plan aggregated with such portion of the Plan under Code Section 416(g)(2) during the 1-year period ending on such determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the applicable portion of the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)	The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(2)	Aggregation shall be determined as follows:

(A)	Aggregation Group.

(i)	Required Aggregation. The term “aggregation group” means --

(I)	each plan of the Employer in which a key employee is a participant;

(II)	each other plan of the Employer which enables any plan described in subclause (I) to meet the requirements of Code Sections 401(a)(4) or 410; and

(III)
any plan terminated by the Employer within five (5) years of the determination date of the Plan Year in question that would, but for the fact that it was terminated, be described in subclause (I) or (II). For purposes of Code Section 416, a terminated plan is one that has been formerly terminated, has ceased crediting service for benefit accruals and vesting, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible.

(ii)
Permissive Aggregation. The Employer may treat any plan not required to be included in an aggregation group under clause (i) as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

(B)	Top-Heavy Group. The term “top-heavy group” means any aggregation group if:

(i)	The sum (as of the determination date) of:

(I)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group, and

(II)	the aggregate of the accounts of key employees under all defined contribution plans included in such group,

(ii)	Exceeds sixty (60) percent of a similar sum determined for all employees.

(C)
Key Employee. For purposes of this Section 5.04, a “Key Employee” is any person employed or formerly employed by any Employer or Affiliate (and the beneficiaries of any such person) who is, at any time during the Plan Year that includes the determination date, any one or more of the following:

(i)
An officer of an Employer or an Affiliate having annual compensation for the applicable Plan Year greater than One Hundred Sixty-Five Thousand Dollars ($165,000), as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002.

(ii)
Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of an Employer or an Affiliate or stock possessing more than five percent (5%) of the total combined voting power of such stock or more than five percent (5%) of the capital or profits interest of an Employer or an Affiliate which is not a corporation.

(iii)
A person who would be described in Section 5.04 (a)(2) above if “one percent (1%)” were substituted for “five percent (5%)” each place it appears in said Section 5.04(a)(2), and whose aggregate annual compensation from all Employers or Affiliates is more than One Hundred Fifty Thousand Dollars ($150,000).

(iv)
Notwithstanding any other provision in this Plan to the contrary, for purposes of determining ownership under this Section 5.04(a)(2)(C), the rules of Code Sections 414(b), (c), and (m) shall not apply in defining who is an Employer.

The determination of who is a Key Employee hereunder shall be made in accordance with the provisions of Code Section 416(i)(1) and the regulations thereunder.

(b)
Minimum Allocations. Notwithstanding the provisions of Section 5.02(b), (c) and, where applicable, (e), for any Year during which either the ESOP portion of the Plan or the Non-ESOP portion of the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated in the aggregate to the Safeharbor Matching Contributions Account, Employer Contributions Account and, where applicable, Matching Contributions Account of each Participant who is not a Key Employee shall not be less than the lesser of (i) three percent (3%) of the Participant’s total compensation for the Plan Year or (ii) the Participant’s total compensation for the Plan Year multiplied by the highest percentage obtained by dividing the amount of Employer contribution allocated in the aggregate to the Salary Reduction Contributions Account, Safeharbor Matching Contributions Account, Employer Contributions Account and, where applicable, Matching Contributions Account of any Key Employee for the Year by so much of the total compensation of such Key Employee for the Year as does not exceed Two Hundred Fifty-Five Thousand Dollars ($255,000) (as automatically increased in accordance with the applicable treasury regulations); provided, however, that the requirement of this Section 5.04(b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by the Employer, provided, further, that the minimum allocations required herein shall be offset by any minimum benefit provided under a defined benefit plan maintained by an Employer.

Safeharbor Matching Contributions, if any, and Matching Contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the requirements of this Section 5.04. The preceding sentence shall apply with respect to Safeharbor Matching Contributions and Matching Contributions or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions under such other plan. Safeharbor Matching Contributions and Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Safeharbor Matching Contributions and Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(c)	Reserved.

(d)	“Total Compensation” Defined. The term “total compensation” as used in this Section 5.04 shall have the same meaning as that set forth in Section 5.03(b) hereof.

(e)
Inapplicability of Top Heavy Plan Rules. The provisions of this Section 5.04 and Code Section 416 shall not apply in any Plan Year in which the Plan consists solely of Salary Reduction Contributions which meet the requirements of Code Section 401(k)(12) or a qualified automatic contribution arrangement which meets the requirements of Code Section 401(k)(13) and Safeharbor Matching Contributions which meet the requirements of Code Section 401(m)(11) or matching contributions under a qualified automatic contribution arrangement which meets the requirements of Code Section 401(m)(12).

ARTICLE VI.
BENEFITS
6.01    Retirement or Disability. If a Participant’s employment with his Employer is terminated at or after his normal retirement date, or if his employment is terminated prior to his normal retirement date because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The “entire amount” in a Participant’s accounts at termination of employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.03 for the Plan Year of termination of employment but not yet allocated. If a Participant remains in employment after his normal retirement date, he shall continue to be treated as an active Participant hereunder. For purposes of this Plan, the term “normal retirement date” means, with respect to a Participant, the first day of the month coincident with, or immediately following, his attainment of age sixty-five (65).
6.02    Death. In the event that the termination of employment of a Participant is caused by his death, the entire amount then in each of his accounts shall be paid to his Beneficiary in accordance with Section 6.04 after receipt by the Committee of acceptable proof of death. The “entire amount” in a Participant’s accounts at termination of employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.03 for the Plan Year of termination of employment but not yet allocated. If a Participant dies while performing qualified military service (as defined in section 414(u) of the Code), the Participant’s Beneficiary shall be entitled to receive any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.
6.03    Termination for Other Reasons.

(a)
Entitlement to Benefits. If a Participant’s employment with his Employer is severed or terminated before his normal retirement date for any reason other than Disability or death, the Participant shall be entitled to receive the entire vested amount then in each of his accounts other than his Fixed Annual Company Contributions Portion and, if at the time of such severance or termination of employment he has completed three (3) years of Vesting Service, the entire vested amount in his Fixed Annual Company Contributions Portion, all in accordance with Section 6.04. The entire vested or unvested amount in a Participant’s accounts at severance from employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.03 for the Plan Year of severance from employment but not yet allocated. For purposes of this Section 6.03, termination or severance of employment does not include an Employee becoming classified as a Leased Employee (as defined in Section 2.01(q)). If a Participant’s employment with his Employer is severed or terminated before his normal retirement date for any reason other than Disability or death, and before he has completed three (3) years of Vesting Service, his Fixed Annual Company Contributions Portion shall be forfeited as provided in Section 6.03(f) hereof. Notwithstanding the foregoing provisions of this Section 6.03(a), a Participant who terminated employment in connection with the sale of assets by the Company to Liberty Energy (Midstates) Corp. (“Liberty-Midstates”) effective as of August 1, 2012 and who became employed by Liberty-Midstates in connection with such sale of assets (a “Liberty-Midstates Transferred Participant”) shall be vested in the entire amount in his Fixed Annual Company Contributions Portion. Notwithstanding the foregoing provisions of this Section 6.03(a), a Participant who terminated employment in connection with the sale of assets by the Company to Liberty Energy (Georgia) Corp. (“Liberty-Georgia”) effective as of April 1, 2013 and who became employed by Liberty-Georgia in connection with such sale of assets (a “Liberty-Georgia Transferred Participant”) shall be vested in the entire amount in his Fixed Annual Company Contributions Portion.

(b)
Definition of Years of Vesting Service. A Participant’s years of Vesting Service for vesting of his Fixed Annual Company Contributions Portion shall be determined on the basis of his period of Service as follows:

(1)
Vesting Service Prior to the Effective Date. For an Employee as of the Effective Date, the Employee’s years of Vesting Service shall be equal to his years of Service prior to the Effective Date as determined under the Prior Plan.

(2)
Vesting Service On and After the Effective Date. On and after the Effective Date, an Employee shall accrue a year of Vesting Service for each consecutive twelve (12)-month vesting computation period during which he completes at least one thousand (1,000) Hours of Employment. His vesting computation period shall begin on his Employment Commencement Date and on each anniversary of his Employment Commencement Date.

(c)	Determination of Years of Vesting Service. All years of Vesting Service (whether or not continuous) shall be taken into account, except as follows:

(1)
Years of Vesting Service with any Employer or any Affiliate during a period for which such Employer or Affiliate did not maintain the Plan or a predecessor plan. For purposes of this paragraph, a “predecessor plan” is a plan which meets the definition of a predecessor plan set forth in Section 1.411(a)‑5(b)(3)(v)(B) of the Income Tax Regulations.

(2)	Years of Vesting Service not taken into account in accordance with Section 6.03(d) hereof.

(d)
Breaks in Service. Except as otherwise provided in Section 6.03(c), and subject to the provisions of Section 6.03(g), in the case of any Participant who has at least five (5) consecutive One‑Year Breaks in Service, years of Vesting Service after such five (5)‑year period shall not be taken into account for purposes of determining the vested amount in his Fixed Annual Company Contributions Portion which accrued prior to such five (5)‑year period. However, years of Vesting Service accrued both before and after such five (5)‑year period will count for purposes of determining the vested amount in his Fixed Annual Company Contributions Portion which accrues after such five (5)‑year period.

(e)	Definition of One-Year Break in Service.

(1)
A “One‑Year Break in Service” shall mean a twelve (12)‑consecutive month period beginning on the Participant’s Severance from Service Date (as defined in Section 2.01(rr)) and ending on the anniversary of such date, provided the Employee has five hundred (500) or fewer Hours of Employment during such twelve (12)‑consecutive month computation period.

(2)
Solely for purposes of determining whether a Participant has a One‑Year Break in Service, Hours of Employment shall include hours during which an Employee is first absent from work for any period solely for one of the following reasons: (1) by reason of (a) the Participant’s pregnancy, (b) the birth of the Participant’s child, (c) the placement of a child with the Participant in connection with the adoption of such child by the Participant, or (2) for the purpose of caring for such child for a period beginning immediately following such birth or placement. Hours of Employment shall be credited for purposes of this Section to the computation period in which such absence from work begins, provided crediting of such Hours of Employment in such computation period would prevent the Participant from incurring a One‑Year Break in Service in such computation period solely because of the crediting of hours in such computation period. In any other case, Hours of Employment shall be credited for purposes of this Section to the immediately following computation period. The Hours of Employment credited for purposes of this Section shall be those hours which otherwise normally would have been credited but for such absence, or, in any case in which the Committee is unable to determine the hours normally credited, Hours of Employment shall be calculated on the basis of the schedule of equivalent hours set forth in Section 2.01(z), if any, or if not, on the basis of eight (8) Hours of Employment for each workday of such absence. The total number of Hours of Employment required to be credited for any absence described in this Section shall not exceed five hundred one (501). Notwithstanding the foregoing provisions of this Section, no Hours of Employment credit shall be given pursuant to this Section unless the Participant furnishes the Committee with such information as the Committee shall require to establish: (A) that the absence from work was solely for the reasons referred to herein, and (B) the number of days for which there was such an absence.

(3)
In addition, notwithstanding any of the foregoing provisions to the contrary, any period of unpaid Family Medical Leave Act (“FMLA”) leave shall not be treated as or counted toward a One-Year Break in Service for purposes of vesting of benefits hereunder.

(f)	Forfeiture of Nonvested Fixed Annual Company Contributions Portion.

(1)
If a Participant who is not vested in his Fixed Annual Company Contributions Portion has a termination of employment and receives a distribution of the vested amount in his other Accounts as provided for in this Section 6.03 and Section 6.04(a) on or prior to the close of the second Plan Year following the Plan Year in which such termination of employment occurs, the amount in his Fixed Annual Company Contributions Portion shall be forfeited as of the date on which such Participant receives such cash‑out distribution (the amount so forfeited shall sometimes be referred to as the “Forfeiture”) and shall be allocated to a forfeiture account in the Plan.

(2)    If a Participant who is not vested in his Fixed Annual Company Contributions Portion has a termination of employment and has not received a distribution of the vested amount in his other Accounts as provided for in Sections 6.03 and 6.04(a) hereof on or prior to the close of the second Plan Year following the Plan Year in which such termination of employment occurs, the amount in his Fixed Annual Company Contributions Portion shall be forfeited as of the earlier of: (a) the last day of the computation period in which such Participant has incurred five (5) consecutive One‑Year Breaks in Service, or (b) the date on which such Participant receives his distribution.

(3)
If a Participant who is not vested in his Fixed Annual Company Contributions Portion has a termination of employment and has not received a distribution of the vested amount in his other Accounts as provided for in Sections 6.03 and 6.04(a) hereof on or prior to the close of the second Plan Year following the Plan Year in which such termination of employment occurs, and is reemployed prior to incurring five (5) consecutive One‑Year Breaks in Service, such Participant shall not forfeit his Fixed Annual Company Contributions Portion, and such Portion shall be restored as provided in Section 6.03(g) hereof.

(4)
Any Forfeiture pursuant to this Section 6.03(f) shall be deducted from the Non-ESOP portion (as defined in Section 7.02 hereof) of the Participant’s Fixed Annual Company Contributions Portion, so long as there are amounts in such Portion, and thereafter shall be deducted from the ESOP portion (as defined in Section 7.02 hereof) of the Participant’s Fixed Annual Company Contributions Portion.  If interests in more than one class of Company Stock have been allocated to the ESOP portion of such Portion, the forfeiture will be made in the same proportion of each such class of Company Stock.

(5)
Forfeitures pursuant to this Section 6.03(f) hereof allocated to a forfeiture account in the Plan shall be applied first to fund any restorations of Forfeitures pursuant to Section 6.03(g) hereof, and thereafter shall be applied to reduce the amount of Fixed Annual Company Contributions made pursuant to Section 4.03 hereof.

(g)	Restoration of Forfeited Fixed Annual Company Contributions Portion.

(1)
In the event a Participant who has received a distribution of the vested amount in all of his Accounts other than his Fixed Annual Company Contributions Portion in accordance with Section 6.03(f)(1) hereof is reemployed by an Employer prior to the date on which such Participant has incurred five (5) consecutive One‑Year Breaks in Service, his Forfeiture (without adjustment for any subsequent gains or losses in the Trust Fund) shall be restored to such Fixed Annual Company Contributions Portion. Upon the restoration of a Fixed Annual Company Contributions Portion as provided herein, the vested amount in such Fixed Annual Company Contributions Portion shall thereafter be determined in accordance with the provisions of this Section 6.03 without regard to such Participant’s original termination of employment.

(2)
The restoration of a Participant’s Fixed Annual Company Contributions Portion as provided for in Section 6.03(g)(1) above, shall be made from the Forfeitures which occurred during the Plan Year of such restoration before any use of such Forfeitures as otherwise provided in Subsection 6.03(f)(5) hereof. Should such Forfeitures be insufficient to restore the aggregate amounts in Fixed Annual Company Contributions Portions which were forfeited pursuant to Section 6.03(f) hereof and are owing to Participants under Section 6.03(g)(1) above, the additional amount necessary for restoration shall be contributed by the Employer employing the applicable Participant as a special contribution to be specially allocated to the Fixed Annual Company Contributions Portion for such Participant.

6.04    Payments of Benefits. The following provisions shall apply with respect to the method and timing of benefit payments hereunder:

(a)
General. Payment of a Participant’s benefits shall commence as soon as practicable after the date on which the Committee determines the final balances in such Participant’s accounts; provided, however, that the Participant must consent to a distribution prior to the date specified below if the value of his account balances exceeds Five Thousand Dollars ($5,000).

(b)	Required Distributions.

(1)
Payment of a Participant’s benefits must commence no later than the earlier of (i) the Participant’s Required Beginning Date (defined below); or (ii) unless the Participant elects a later date (which can be no later than the Participant’s Required Beginning Date), the sixtieth (60th) day after the latest of the close of the Plan Year in which the Participant terminates employment due to attainment of normal retirement, Disability or death or which is the fifth Plan Year following the Plan Year in which the Participant otherwise terminates employment; or (iii) unless the Participant elects a later date (but not later than the Participant’s Required Beginning Date), the sixtieth (60th) day after the latest of the close of the Plan Year in which the Participant attains age sixty-five (65), in which occurs the date ten years after the date the Participant first commenced Participation in the Plan, or in which the Participant incurs a Severance from Service.

(2)	The definition of “Required Beginning Date” is as follows:

(A)
The “Required Beginning Date” of a five percent owner, as described in Section 5.04(a)(2)(C)(3), hereof is the later of (i) April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70½), or (ii) the last day of the calendar year with or within which ends the Plan Year in which the Participant becomes a five percent owner.

(B)
The “Required Beginning Date” of a Participant who is not a five percent owner is the April 1 of the calendar year immediately following the later of (i) the calendar year in which he attains age seventy and one-half (70½), or (ii) the calendar year in which he incurs a Severance from Service.

(C)
Notwithstanding the foregoing, a Participant who is not a five percent owner and who attains age seventy and one-half (70½) prior to calendar year 1999 shall have the right to elect the commencement of his benefits on April 1 of the calendar year following the calendar year in which he attains such age and each subsequent year. A Participant who is not a five percent owner and who currently is receiving benefit payments solely because of the attainment of age seventy and one-half (70½) prior to calendar year 1997 shall have the right to elect the suspension of such benefit payments until the date specified in the first sentence of this paragraph. Any such election shall be made at such time and in such manner as the Committee shall determine in a nondiscriminatory manner.

(c)
Early Distributions. Except as otherwise provided in Section 6.04(e) hereof, a benefit payment to a Participant prior to his attainment of age fifty-nine and one-half (59½) shall require the Participant’s approval, prior to which the Participant shall have been advised by the Committee that an additional income tax may be imposed equal to ten percent (10%) of the portion of the amount so received which is included in his gross income for the taxable year of receipt, unless the distribution qualifies for one of the exceptions from the ten percent (10%) tax contained in the Code.

(d)
Form of Distribution. Distributions hereunder to Participants, Former Participants or Beneficiaries may be in the form of Company Stock or cash, as determined by the Committee; provided, however, that any such distributee shall have the right to demand that distribution of the ESOP portion of a Participant’s account balances (as provided for in Section 7.02(a) hereof) be made to him in the form of Company Stock and shall have been given written notification of such right by the Committee prior to the date of any cash distribution to him; provided, further, that fractional shares shall, in all events, be paid in cash. In the event that the Articles of Incorporation or bylaws of the Company are amended to restrict the ownership of substantially all outstanding shares of Company Stock to Employees and/or to the Trust Fund, then distributions hereunder to Participants, Former Participants and Beneficiaries shall, in all events, be in the form of cash. Subject to the provisions of Section 6.04(g) below, a Participant’s benefits shall be distributed in a single lump sum or any Participant, Former Participant or Beneficiary who does not have a Plan loan (pursuant to Section 7.05 hereof) outstanding may elect at any time and from time to time to take one or more partial distributions of his or her Plan benefit, in accordance with uniform and nondiscriminatory procedures established by the Committee. Any such partial distributions shall be subject to the minimum distribution rules set forth in Section 6.04(h) hereof.

Unless the Participant elects otherwise, the ESOP portion of a Participant’s accounts which consists of Company Stock acquired after 1986 shall be distributed in a form providing no more than substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant whose accounts consisting of Company Stock acquired after 1986 exceed One Million Thirty-Five Thousand Dollars ($1,035,000) (as adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 409(o)(2) to reflect cost-of-living adjustments), five (5) years, plus an additional one (1) year (up to an additional five (5) years) for each Two Hundred Five Thousand Dollars ($205,000) (as adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 409(o)(2) to reflect cost-of-living adjustments) or fraction thereof by which the balance exceeds One Million Thirty-Five Thousand Dollars ($1,035,000) (as adjusted from time to time by the Secretary of the Treasury pursuant to section 409(o)(2) of the Code to reflect cost-of-living adjustments).

(e)
Distribution of Small Amounts. Notwithstanding any provisions of this Section 6.04 to the contrary, a Participant’s benefits hereunder shall in all events be paid in a lump sum, without the consent of the Participant, if the value of said benefits does not exceed Five Thousand Dollars ($5,000). If a Participant is entitled to receive a lump sum distribution in accordance with the provisions of this paragraph (3) that is greater than One Thousand Dollars ($1,000), and does not require the consent of the Participant, and such Participant either (i) does not elect to have such distribution transferred in a direct rollover pursuant to the provisions of Section 6.04(f), or (ii) does not elect to receive such distribution directly, then such distribution shall be transferred in a direct rollover to an individual retirement plan designated by the Committee.

(f)
Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. In the event a Liberty-Midstates Transferred Participant who has a Plan loan outstanding at the time of his termination of employment with the Company elects a direct rollover of an eligible rollover distribution to the 401(k) plan established and maintained by Liberty-Midstates, such distribution shall include such Plan loan. In the event a Liberty-Georgia Transferred Participant who has a Plan loan outstanding at the time of his termination of employment with the Company elects a direct rollover of an eligible rollover distribution to the 401(k) plan established and maintained by Liberty-Georgia, such distribution shall include such Plan loan. For purposes of this Section 6.04(f), the following definitions shall apply.

(1)
“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV), and (v) any in-service distribution made on account of hardship, if such hardship distributions are permitted under the Plan. After-tax contributions shall not be excluded from the definition of “eligible rollover distribution” pursuant to clause (iii) of the preceding sentence. However, any portion of an eligible rollover distribution attributable to after-tax contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)
“Eligible retirement plan” means any of the following that accepts the distributee’s eligible rollover distribution: An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan, or a Roth individual retirement annuity described in Section 408A(b). The foregoing definition of an “eligible retirement plan” also shall apply in the case of an eligible rollover distribution to the surviving Spouse, or to the Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order. Notwithstanding the foregoing definition of “eligible retirement plan”, if the distributee is a designated Beneficiary who is not the surviving Spouse of the deceased Participant, “Eligible retirement plan” shall mean only an individual retirement account described in Code Section 408(a) , an individual retirement annuity described in Code Section 408(b), or a Roth individual retirement annuity a Roth individual retirement annuity described in Section 408A(b) that is established in the name of the deceased Participant for the benefit of the such designated Beneficiary.

(3)
“Distributee” means the Participant and, with respect to the interest of such Spouse or former Spouse, the Participant’s surviving Spouse and the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). Distributee shall also mean a designated Beneficiary who is not the surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(4)	“Direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
(g)    Special Distribution Rules for Certain Participants.

(1)
Notwithstanding the preceding provisions of this Section 6.04, Participants with account balances which were transferred from the SEC Plan may elect to receive distribution of their benefits (i) in monthly installments over a period equal to the shorter of one hundred twenty (120) months or the applicable life expectancy of the Participant or the Participant’s Spouse, or (ii) in installment payments of a fixed amount, such payments to be made until exhaustion of the Participant’s Account balances under the Plan.

Effective January 1, 2015, notwithstanding the preceding provisions of this Section 6.04, any Former Participant (i) who elects to receive a single lump distribution of his or her account, and (ii) whose account, at the time of such election, holds investments in the Entergy Stock Fund (as described in Section 3.06), may elect to receive an in-kind distribution of the shares held in the Entergy Stock Fund at the time of such distribution. The remainder of such Former Participant’s account shall be distributed in cash.

(2)
Notwithstanding the preceding provisions of this Section 6.04, (i) MVG Merger Participants and (ii) Participants with account balances in the Plan which were transferred from the MVG Non-Union Plan (as defined in Section 3.08(a), hereof) may elect, in addition to the lump sum and partial distribution options, to receive distribution of their benefits by payment of the amount in single sums, on the dates and in the amounts selected by the Participant (subject to a minimum for any single distribution of One Hundred Dollars ($100.00). This provision shall not be construed to allow automatic installment distributions.

(3)	If the Participant’s interest is to be distributed in other than a lump sum, the minimum distribution rules set forth in Section 6.04(h) hereof shall apply on or after the Required Beginning Date.
(h)    Minimum Distribution Requirements.

(1)	General Rules.

(A)	Effective Date. The provisions of this Section 6.04(h) will apply for purposes of determining the minimum required distributions.

(B)	Precedence. The requirements of this Section 6.04(h) will take precedence over any inconsistent provisions of the Plan.

(C)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.04(h) will be determined and made in accordance with the Section 1.401(a)(9)-1 through 9 of the Treasury Regulations.

(2)	Time and Manner of Distribution.

(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½), if later.

(ii)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iv)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant, but before distributions to the surviving Spouse begin, this Section 6.04(h)(2)(B), other than Section 6.04(h)(2)(B)(i) above, will apply as if the surviving Spouse were the Participant.

For purposes of Section 6.04(h)(2)(B) above, and Section 6.04(h)(4), unless Section 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 6.04(h)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 6.04(h)(2)(B)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.04(h)(3) and (4). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(3)	Minimum Required Distribution During Participant’s Lifetime.

(A)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Minimum required distributions will be determined under this Section 6.04(h)(3) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(4)	Minimum Required Distributions After Participant’s Death.

(A)	Death on or after date distributions begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)    Death before date distributions begin

(i)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.04(h)(4)(A) above.

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and if the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 6.04(h)(2)(B)(i), this Section 6.04(h)(4)(B) will apply as if the surviving Spouse were the Participant.

(5)	For purposes of this Section 6.04(h), the following terms shall have the following meanings:

(A)
“Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 6.05 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury Regulations.

(B)
“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.04(h)(2)(B) above. The minimum required distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The minimum required distribution for other Distribution Calendar Years, including the minimum required distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C)	“Life Expectancy” shall mean the Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(D)
“Participant’s Account Balance” shall mean the balances in the Participant’s various accounts under the Plan as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or any forfeitures allocated to the account balances as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balances for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(E)	“Required Beginning Date” shall mean the date specified in Section 6.04(b)(2) of the Plan.
6.05    Designation of Beneficiary.

(a)
Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits will be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. Except as otherwise provided below, the revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

(b)
If a Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant’s benefits, the Committee shall direct the Trustee to distribute such Participant’s benefits (or the balance thereof) to his surviving Spouse or, if he has no surviving Spouse, to his children, if any, per stirpes, or, if he has no children, to his estate.

(c)
Notwithstanding any provision to the contrary herein contained, the designation by a married Participant of a Beneficiary other than his Spouse shall require the written and notarized consent of such Spouse. The consent must name the designated Beneficiary or Beneficiaries who are to be the recipients) of the Participant’s benefits. The Spouse’s consent must acknowledge the effect of the election and be witnessed by a notary public.

6.06    In-Service Withdrawals.

(a)
From Salary Reduction Contributions Account and Safeharbor Matching Contributions Account. No amounts may be withdrawn by a Participant from his Salary Reduction Contributions Account or his Safeharbor Matching Contributions Account prior to termination of employment with the Employers except in accordance with the following:

(1)
If the Participant elects a withdrawal from his or her Salary Reduction Contributions Account prior to the date on which he or she attains age fifty-nine and one-half (59½), such withdrawal (i) may not include any earnings accrued after 1988 and (ii) will require the consent of the Committee. Such consent shall be given only if the Participant is able to demonstrate a financial hardship. The Committee will determine that the Participant has properly demonstrated financial hardship only if the Participant demonstrates both the existence of an immediate and heavy financial need of the Participant and that the distribution is necessary to satisfy such immediate and heavy financial need. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417, if applicable.

The Committee will determine that the Participant has properly demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. The Participant will be considered as having demonstrated that the purpose of the withdrawal is to meet his or her immediate and heavy financial needs only if he or she represents that the distribution is on account of:

(A)
Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), including expenses for (or necessary to obtain) medical care, as defined in Code Section 2.13(d) for a Participant’s designated Beneficiary;

(B)	The purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)
Payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post‑secondary education for the Participant, the Participant’s designated Beneficiary, or such Participant’s Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(D)	Payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of the Participant’s principal residence;

(E)
Payment for a funeral or burial expenses for the Participant’s deceased parent, deceased designated Beneficiary, Spouse, child or dependent (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)); or

(F)
Payment for expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income.

Moreover, the Participant will be considered as having demonstrated that the amount of the withdrawal is unavailable from his or her other resources and in an amount not in excess of that necessary to satisfy his or her immediate and heavy financial needs if the Participant represents that:

(A)	The distribution is not in excess of the amount of his or her immediate and heavy financial needs, and

(B)
The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to him or her under all plans currently maintained by the Employers, including electing to receive all dividends to the extent currently available under Section 7.02(f) hereof.

Notwithstanding any Plan provision to the contrary, the Committee may treat an immediate and heavy financial need as not capable of being relieved from other resources that are reasonably available to the Participant, if the Committee relies upon the Participant’s representation (made in writing or in such other form as may be prescribed by the Committee and that complies with the requirements of Treasury Regulations Section 1.401(k)-1(d)(3)(iv)(C)), unless the Committee has actual knowledge to the contrary.
In the event of any withdrawal by a Participant pursuant to this Section 6.01(a)(1), such withdrawal shall terminate such Participant’s Salary Reduction Contributions under Section 4.01 and his or her right to make contributions under all other employee plans maintained by the Employer until the first day of the first payroll period which commences at least six (6) months following the receipt of such withdrawal. Withdrawal elections under this Section 6.01(a)(1) may be made at any time but not more frequently than once each calendar year.

(2)
Withdrawals made from a Participant’s Safeharbor Matching Contributions Account, the subaccount of an AEH Merger Participant’s Salary Reduction Contributions Account attributable to any qualified nonelective employer contributions, and the portion of a Participant’s Salary Reduction Contributions Account attributable to any Corrective Qualified Nonelective Employer Contributions may not occur on account of financial hardship.

(3)	If the Participant elects a withdrawal on or after the date on which he attains age fifty-nine and one-half (59½), such a withdrawal will not require the consent of the Committee.

(4)
Any withdrawal by a Participant may not exceed the balance then credited to his Salary Reduction Contributions Account and/or Safeharbor Matching Contributions Account. All withdrawal elections shall be made by a Participant on written forms supplied by the Committee for that purpose.

(b)	From Employer Contributions, Matching Contributions and Employee Contributions Accounts.

(1)
At any time, a Participant may elect to withdraw any amount allocated to his Employer Contributions Account, other than his Fixed Annual Company Contributions Portion and the portion attributable to rollover contributions, but including portions attributable to an AEH Merger Participant’s matching employer contributions and profit-sharing contributions pursuant to Section 3.11(a)(3) hereof, and any amount allocated to a Participant’s Matching Contributions Account, but only to the extent such Participant has sixty (60) months of participation in the Plan and a Prior Plan, and the MVG Union Savings Plan or the AEH Plan, as the case may be.

(2)
At any time, an MVG Merger Participant who has less than sixty (60) months of participation in the Plan may elect to withdraw any amount in his Employer Contributions Account which is attributable to such Participant’s matching contribution account under the MVG Union Savings Plan, provided such amount was allocated and paid to such Account under the MVG Union Savings Plan at least two (2) years prior to withdrawal.

(3)
At any time, an MVG Decertified Union Participant who has less than sixty (60) months of participation in the Plan may elect to withdraw any amount in his Matching Contributions Account, provided such amount was allocated and paid to such Account at least two (2) years prior to withdrawal.

(4)	At any time, a Participant may withdraw any amount allocated to the rollover contributions portion of his Employer Contributions Account.

(5)
To the extent not otherwise available pursuant to Section 6.06(b)(1)-(4), at any time, if a Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof, such Participant may withdraw any amount allocated to his Employer Contributions Account, other than his Fixed Annual Company Contributions Portion, and may withdraw any amount allocated to his Matching Contributions Account, if any.

(6)
To the extent not otherwise available pursuant to Section 6.06(b)(1)-(4), on or after the Participant attains age fifty-nine and one-half (59½), a Participant may withdraw any amount allocated to his Employer Contributions Account, other than his Fixed Annual Company Contributions Portion, and may withdraw any amount allocated to his Matching Contributions Account, if any.

(7)	At any time, a Participant may withdraw the entire (but not less than the entire) amount allocated to his Employee Contributions Account, if any.

(8)	A Participant may not withdraw any amount attributable to the Fixed Annual Company Contributions Portion of his Employer Contributions Account at any time.

(9)
A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose.

(c)
Active Duty Distribution. During any period that a Participant is performing service in the uniformed services (as defined in chapter 43 of title 38 of the Code) while on active duty for a period of more than thirty (30) days, such Participant shall be entitled to elect to receive a distribution of all or a part of his Salary Reduction Contributions Account. Notwithstanding the foregoing, an AEH Merger Participant meeting the requirements described in the prior sentence shall be entitled to elect to receive a distribution of all or a part of (1) his Salary Reduction Contributions Account, and (2) the portion of his Safeharbor Matching Contributions Account allocable to 401(k) safeharbor nonelective employer contributions. If a participant elects to receive a distribution pursuant to this Section 6.06(c), he shall not be permitted to make any Salary Reduction Contributions pursuant to Section 4.02 during the six (6) month period beginning on the date of such distribution.

(d)
Qualified Reservist Distribution. Effective from and after January 1, 2013, a Participant who is ordered or called to active duty after September 11, 2001 may elect a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution, if: (i) the distribution is from amounts attributable to Salary Reduction Contributions; (ii) the Participant was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the Code, ordered or called to active duty for a period in excess of one hundred seventy-nine (179) days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Participant’s active duty period.

(e)
Section 6.04 to Apply. All withdrawals under this Section 6.06 shall be made in accordance with the provisions of Section 6.04 hereof, relating to the form of payment. The Committee shall advise any Participant who elects a withdrawal prior to his attainment of age fifty-nine and one-half (59½) of the potential imposition of the additional income tax described in Section 6.04(c) hereof.

ARTICLE VII.
TRUST FUND AND TRUSTEE
7.01    In General. All contributions under this Plan shall be paid to the Trustees and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employers and shall not revert or inure to the benefit of any Employer. Notwithstanding anything herein to the contrary and pursuant to ERISA Section 403(c)(2), upon an Employer’s request, a contribution which was made by an Employer to the Plan by a mistake of fact or conditioned upon the deductibility of the contribution under Code Section 404, shall be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. It is hereby acknowledged that all contributions hereunder are expressly conditioned on the deductibility of such contributions. The earnings attributable to any amount to be returned pursuant to this Section may not be distributed to the Employer, but losses attributable thereto must reduce the amount to be returned to the Employer.
7.02    Investment of the Trust Fund.

(a)
There are two portions of the Plan: One portion, consisting of all of the Plan’s investments at any time and from time to time in Company Stock, is specifically designated as an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7) and is referred to in the Plan as the “ESOP portion”; the other portion, consisting of the Plan’s investments at any time and from time to time in any investment other than Company Stock (including, but not limited to investments in any Diversified Fund, as defined in Section 7.04(b) hereof), is referred to in the Plan as the “Non-ESOP portion.” Any portion of a Participant’s accounts that are invested at any time and from time to time in Company Stock shall constitute the ESOP portion, and to the extent a Participant’s accounts are invested at any time and from time to time in investments other than Company Stock, that portion of such accounts shall constitute the Non-ESOP portion. Accordingly, and subject to the provisions of Section 7.02(f) and Section 7.04 hereof, the Trustee shall invest the ESOP portion of the Trust Fund in Company Stock. The Trustee may use the funds contributed by an Employer to purchase Company Stock from the Company or from any shareholder of the Company at a price to be determined in accordance with Section 7.02(b) below. Such stock may be treasury stock which has been purchased by the Company or it may be stock which has been authorized but never issued by the Company. The Trustee shall invest the Non-ESOP portion of the Trust Fund in common stocks of other corporations, preferred stocks, bonds, debentures, mortgages, notes, investment trust shares or in any other property, real or personal. The Trustee may invest any part of the Non-ESOP portion of the Trust Fund in a common trust fund maintained by any state or national bank or trust company in Texas or any other state of the United States specifically for investments by qualified employee benefit trusts or in shares of a registered investment company, including, but not limited to mutual funds, provided that such shares constitute securities described in ERISA Section 401(b)(1). The Trustee shall be obliged only to use good faith and to exercise its honest judgment as to what investments in the Non-ESOP portion of the Plan are from time to time for the best interest of the Trust Fund and those entitled to benefit hereunder. Furthermore, the Trustee may hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.

(b)
If Company Stock is readily tradable on an established securities market, the price to be paid by the Trustee for such Company Stock (whether purchased from the Company, from a shareholder of the Company, or on the open market) shall be equal to its public trading price as determined at the time of each such purchase. If Company Stock is not, or ceases to be, readily tradable on an established securities market, the price to be paid by the Trustee for Company Stock shall be determined by appraisal each year by an independent, qualified financial analyst or consultant who shall determine the current fair market value of such Company Stock. Notwithstanding the foregoing, in the event that it is finally determined in a court of law or by an agreement among the Trustee, the Company and the Internal Revenue Service that the purchase price paid by the Trust for the purchase of any Company Stock is greater than the current fair market value of such Company Stock at the time of the purchase, then, in that event, said purchase price shall be considered to have been retroactively reduced to the actual fair market value as determined by such court or by such agreement with the Internal Revenue Service, and any party who has sold Company Stock to the Trust shall be required to remit so much of the funds received by such party in payment for such shares as is necessary to adjust the price paid by the Trust for such shares to the adjusted fair market value of such shares at the date of such sale to the Trust as determined by such court of law or agreement with the Internal Revenue Service. Any major shareholder of the Company wishing to sell his shares to the Trust shall, prior to any such sale, be required to execute an agreement with the Trust to remit to the Trust any such excess payments received by such person from the Trust on account of his sale of Company Stock to the Trust.

(c)
Notwithstanding the provisions of Section 7.02(b), above, the Trustee may purchase Company Stock at a price lower than that determined in accordance with the provisions of Section 7.02(b) from any source whatsoever, except that the Trustee shall not purchase Company Stock from Participants hereunder for less than the fair market value of such Company Stock.

(d)
So long as Company Stock is publicly traded, each Participant or Beneficiary in the Plan shall have the right to direct the Trustee as to the manner in which voting rights with respect to any such Company Stock allocated to his accounts are to be exercised and, to the extent that such Company Stock is attributable to the Participant’s investment direction under Section 7.04 hereof, shall have the right (“tender rights”) to instruct the Trustee whether or not to tender, exchange, sell or otherwise dispose of Company Stock in the event of a tender offer, exchange offer or other offer for Company Stock (“Offer”). If Company Stock is not, or ceases to be, publicly traded, then normally the Trustee will have the right to vote all of such Stock then held by the Trustee hereof, provided, however, that each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which the voting rights under any Company Stock which is allocated to his accounts are to be exercised with respect to any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of an Employer’s assets or such similar transaction as the Secretary of the Treasury may prescribe in regulations, provided, further, that each such Participant or Beneficiary shall be entitled to cast one vote on a given transaction described above, and the Trustee shall be required to vote the Company Stock allocated to such accounts in proportion to the results of the votes cast on the transaction by the Participants or Beneficiaries. Whenever a Participant or Beneficiary has voting rights or tender rights hereunder, the Trustee shall give written notice of such impending vote or Offer as soon as practicable after receiving notice thereof, which notice shall explain the matter to be decided or the Offer and provide each Participant or Beneficiary with a ballot to indicate his vote on such matter or a form for exercising his tender right, as the case may be. If any Participant or Beneficiary fails to notify the Trustee in writing of the manner in which such Participant or Beneficiary desires for his vote or tender rights to be exercised, then the Trustee shall exercise the voting or tender rights with respect to such stock in accordance with its best judgment, taking into account instructions from the Committee. Any Company Stock which has not been allocated to the accounts of the Participants or Beneficiaries shall be voted by the Trustee in accordance with its best judgment, taking into account instructions from the Committee. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting or tender rights exercised by Participants, such that the Participants’ directions will be held in confidence and not divulged or released to any Employer or any director, officer, employee or agent of an Employer, it being the intent of this provision of this Section to ensure that the Employers (and their directors, officers, employees and agents) cannot determine the direction given by any Participant.

(e)
Subject to the provisions of Section 7.02(f) and Section 7.04 hereof, any cash received by the Trustee shall be invested by the Trustee in Company Stock. Pending such investment of cash, the Trustee may retain, cash uninvested without liability for interest, or may invest all or any part thereof in securities issued or guaranteed by the United States of America, certificates of deposit of national banks, commercial notes, bonds, equity securities of other corporations traded on any Exchange or in any other investment authorized in Section 7.02(a), above.

(f)
Subject to the provisions of Section 7.04 hereof, all dividends, income and other property received by the Trustee shall, to the extent practicable, be converted by the Trustee into cash and invested in Company Stock, provided, however, that the Board of Directors of the Company may, in its sole discretion and as of the date of declaration of any dividend paid with respect to Company Stock held in the ESOP portion of the Trust Fund, direct the Trustee, at the election of the person then with an account under the ESOP portion of the Plan, either (A) to distribute such dividend to each person then with an account hereunder in accordance with the ratio of the balance of shares of Company Stock in such person’s accounts (as of the date of declaration of such dividend) to such share balance in all such accounts (as of such date of declaration), or (B) to pay such dividend to the ESOP portion of the Plan to be reinvested in Company Stock for the benefit of such person’s accounts. Any dividend paid to the ESOP Portion of the Plan as provided for herein shall be fully vested and non-forfeitable, notwithstanding any provisions of the Plan to the contrary.

The dividend election provided for in the preceding paragraph may be made at any time during the period beginning on the first business day on or after the dividend record date and ending at the time specified by the Committee on the last business day preceding the dividend payout date. Any dividend election made hereunder shall remain in effect until subsequently changed in accordance with the provisions of this Section. If an individual entitled to make an election hereunder fails to make such an election, and no previous election has been made by such individual, he or she shall be deemed to have elected to have such dividend paid to the ESOP portion of the Plan to be reinvested in Company Stock for the benefit of such person’s accounts.
If a currently employed Participant elects to receive payment of a dividend in cash, such payment shall be made either (1) directly to the Participant by his Employer, or (2) directly to the Participant by the Company’s stock registrar. To the extent that a dividend is paid to a Participant (or, if applicable, his Beneficiary) who is not actively employed by an Employer, such payment shall be made to the Participant either (1) directly to the Participant by his Employer, or (2) directly to the Participant by the Company’s stock registrar.

(g)
At least once a Year the Committee shall furnish each Participant with a statement showing the status of his accounts as of the close of the preceding Year, including the share of the cost (including brokerage commissions, transfer taxes, and other incidental expenses) properly allocable to his accounts, of any Company Stock in the ESOP portion of the Plan acquired by purchase during that Year.

(h)
Notwithstanding any provision to the contrary herein contained, to the extent that the accounts of a Participant who was included under the provisions of the Prior Plan as in effect prior to January 1, 1999, had been invested in the Fixed Income Fund described in such provisions, such accounts shall continue to be so invested; provided, however, that (i) such Fixed Income Fund has been merged into a fixed income fund established as part of the Diversified Fund described in Section 7.04 hereof and (ii) the Participant has the right to elect that such accounts be invested in other funds constituting the Diversified Fund, all in accordance with procedures established by the Committee pursuant to such Section 7.04.

7.03    The Trustee.

(a)
The Trustee shall maintain adequate books and records reflecting all transactions affecting the Trust Fund, which books and records shall be open at all times to the inspection of the Employers and the Committee or their authorized representatives. Furthermore, the Trustee shall furnish the Committee, at least annually, statements showing the assets then held in the Trust Fund since the last preceding statement. Each such statement shall be conclusive and final as between the Trustee and all interested parties unless the Committee delivers written objections thereto to the Trustee within sixty (60) days after receipt of such statement.

(b)
The Company may remove the Trustee at any time by giving sixty (60) days written notice to such Trustee, and the Trustee may resign at any time by giving sixty (60) days written notice to the Company. In the event of the removal or resignation of the Trustee, the Company shall appoint a successor Trustee. The receipt by such successor Trustee of all securities, property and money then held hereunder shall be a full and complete acquittance and discharge of the Trustee which has been removed or resigned.

(c)	The Trustee may rely upon any notice, certificate, letter, telegram or other paper or document believed by it to be sufficient in making any payment or in taking any action whatsoever hereunder.

(d)	The Trustee shall be required to comply with the fiduciary bonding requirements of ERISA, but only to the extent required by ERISA Section 412.

(e)
The Trustee shall be paid reasonable compensation commensurate with the services and responsibilities involved hereunder from time to time. The Employers shall pay the Trustee’s compensation; but, if not so paid, the Trustee may pay itself from the Trust Fund. The provisions of this Section 7.03(e) shall not apply to any period during which the Trust Committee is serving as the Trustee hereunder.

(f)
The Trustee may employ counsel, brokers or agents and may pay for their services and any other reasonable expenses incurred by the Trustee on behalf of the Trust from the Trust Fund if such expenses are not paid by the Employers. All costs of administration incurred by the Trustee shall be paid by the Employers.

(g)
Whenever and as often as the Trustee deems such action desirable, it may by written instrument appoint any person or corporation in any state of the United States to act as ancillary trustee with respect to any portion of the trust assets then held or about to be acquired on behalf of the Trust. Each ancillary trustee shall have such rights, powers, duties and discretions as are delegated to it by the Trustee, but shall exercise the same subject to the limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. The ancillary trustee may resign or may be removed by the Trustee, as to all or any portion of the assets so held at any time or from time to time, by written instrument delivered one to the other, and the Trustee may thereupon appoint another ancillary trustee or successor to whom the assets shall be transferred, or may itself receive such assets in termination of the ancillary trusteeship to that extent. Such ancillary trustee shall be accountable solely to the Trustee and shall be entitled to reasonable compensation.

(h)	In addition to the powers granted to the Trustee by law and those granted elsewhere in this Plan, and except as otherwise provided in Section 7.02 hereof, the Trustee shall have the following powers:

(1)
With respect to securities held hereunder, the Trustee may vote the same in person or by proxy, may join in any merger, reorganization, or capital adjustment, may exercise or sell any conversion, subscription or similar rights, and may hold any assets hereunder in the name of the Trust.

(2)
The Trustee may sell, convey, exchange, encumber, lease and otherwise deal with and dispose of the assets in the Trust Fund upon such terms and conditions as it deems for the best interest of those interested in the Trust Fund.

(3)	The Trustee may execute any and all deeds, conveyances, leases, transfers, proxies and other documents which it believes necessary or advisable in the administration of the Trust Fund.

(4)
The Trustee may pay or contest any tax or other governmental charge involving any assets held hereunder or the income therefrom and may pay any taxes and expenses thus incurred as an expense of the Trust Fund.

(5)
The Trustee may execute receipts, releases, changes of beneficiary and any other papers or documents relating to any insurance contracts held hereunder and may exercise any and all rights, options and privileges available under such contracts.

(i)
Although it is intended that the foregoing powers of the Trustee be applicable hereunder, it is also intended that all provisions of the Texas Trust Act, and any amendments thereto, not inconsistent with the above enumerated powers or other provisions of this Plan, shall be applicable in the administration of this Trust.

7.04    Diversification Option.

(a)
In General. Notwithstanding the preceding provisions of this Article VII, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.04, to direct the Trustee as to the investment of (i) his Salary Reduction Contributions Account, (ii) any amounts held in his Employer Contributions Account, and (iii) any amounts in his Employee Contributions Account either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.04, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations § 2550.404c-1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution, or rollover contribution, or other amounts deposited in his Employer Contributions Account, or amounts deposited in his Employee Contributions Account, if any, such contribution or amount deposited shall be invested in the Diversified Fund which constitutes a “qualified default investment alternative” as defined in regulations issued under ERISA Section 404(c)(5), as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.

(b)
Diversified Fund. The “Diversified Fund” is an investment fund, managed by one or more individuals or entities who qualify, with respect to the Plan, as an “investment manager” within the meaning of ERISA Section 3(38), consisting of a fixed income fund and such other fund or funds as may be selected from time to time by the Committee.

(c)	Limitation. It is expressly understood that the only amounts eligible for investment hereunder in the Diversified Fund are the amounts described in this Section.

(d)
Entergy Stock Fund. Notwithstanding the foregoing provisions of this Section 7.04, a Participant for whom amounts are invested in the Entergy Stock Fund provided for under Section 3.06(a) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Entergy Stock Fund. Notwithstanding the foregoing, effective April 30, 2015, the Entergy Stock Fund shall be liquidated. Prior to such liquidation, all Participants, Former Participants and Beneficiaries whose accounts hold investments in the Entergy Stock Fund shall be provided with an opportunity to direct how the portion of their accounts invested in the Entergy Stock Fund shall be invested upon the Entergy Stock Fund’s liquidation. To the extent any such Participant, Former Participant or Beneficiary fails to provide the Trustee with investment directions with respect to such amounts invested in the Entergy Stock Fund, upon the liquidation of the Entergy Stock Fund, such amounts shall be invested in the Diversified Fund which constitutes a “qualified default investment alternative” as defined in regulations issued under ERISA Section 404(c)(5), as selected by the Trustee.

(e)
Citizens Stock Fund. Notwithstanding the foregoing provisions of this Section 7.04, a Participant for whom amounts are invested in the Citizens Stock Fund provided for under Section 3.07(a) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Citizens Stock Fund. Notwithstanding the foregoing, effective April 30, 2015, the Citizens Stock Fund shall be liquidated. Prior to such liquidation, all Participants, Former Participants and Beneficiaries whose accounts hold investments in the Citizens Stock Fund shall be provided with an opportunity to direct how the portion of their accounts invested in the Citizens Stock Fund shall be invested upon the Citizen Stock Fund’s liquidation. To the extent any such Participant, Former Participant or Beneficiary fails to provide the Trustee with investment directions with respect to such amounts invested in the Citizens Stock Fund, upon the liquidation of the Citizens Stock Fund, such amounts shall be invested in the Diversified Fund which constitutes a “qualified default investment alternative” as defined in regulations issued under ERISA Section 404(c)(5), as selected by the Trustee.

7.05    Participant Loans.

(a)
General. The Committee may, but is not required to, adopt a written loan policy which authorizes the Trustee to make loans on a nondiscriminatory basis to Participants and/or Beneficiaries, provided that the loan policy satisfies the requirements listed below:

(1)
Loans must be available to all Participants and Beneficiaries on a reasonably equivalent basis and must not be available in a greater amount to Participants who are Highly Compensated Employees than to other Participants;

(2)	Each loan must be adequately secured and bear a reasonable rate of interest;

(3)	Each loan must provide for repayment within a specified time;

(4)
The default provisions of the promissory note which evidences each loan must prohibit offset of the Participant’s account balance under this Plan prior to the time that the Participant has a Severance From Service or the Trustee otherwise would distribute the Participant’s account balance under the Plan;

(5)	The amount of the loan(s) must not exceed (at the time that the Plan extends the loan) one-half of the present value of the Participant’s (or Beneficiary’s) account balance;

(6)	The loan must otherwise conform to the exemption requirements of Code Section 4975(d)(1); and

(7)
If the joint and survivor requirements of Code Section 401(a)(11) apply to a Participant, the Participant must not be permitted to pledge any portion of his account balance as security for a loan unless, within the ninety (90)-day period ending on the date that the pledge becomes effective, the Participant’s Spouse, if any, consents (in a manner described in Section 6.05) to such pledge.

(b)	Loan Policy. If the Committee adopts a loan policy, pursuant to Section 7.05(a) above, the loan policy must be a written document and must include the following:

(1)	The identity of the person or positions authorized to administer the participant loan program;

(2)	A procedure for applying for the loan;

(3)	The criteria for approving or denying a loan;

(4)	The limitations, if any, on the types and amounts of loans available;

(5)	The procedure for determining a reasonable rate of interest;

(6)	The types of collateral which may secure the loan; and

(7)	The events constituting default and the steps the Plan will take to preserve plan assets in the event of default.
This Section 7.05(b) is deemed hereby specifically to incorporate any written loan policy adopted by the Committee as part of the Plan.

(c)
Special Rules under USERRA for Loan Repayments. Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u)(4), on behalf of those Participants who are on an authorized leave of absence pursuant to qualified military service.

ARTICLE VIII.
ADMINISTRATION
8.01    Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Employers shall have the sole responsibility for making the contributions provided for under Article IV. In addition, the Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have responsibility for the administration of the Trust and the management of the assets held under the Trust to the extent provided in Article VII hereof. Each Fiduciary warrants that any directions given, information furnished, or actions taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
8.02    Appointment of Committee.     The Plan shall be administered by the Qualified Retirement Plans and Trusts Committee (the “Committee”). All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employers, and any expenses not paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee. The Committee may name an individual to oversee the day-to-day operations of the Plan. Such individual shall have discretionary authority over the operation of the Plan. Such individual shall be a Fiduciary for purposes of Plan administration.
8.03    Claims Procedure. All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within ninety (90) days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and far review of the decision denying his claim If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial ninety (90)-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.
Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

(a)	Reference to pertinent provisions of the Plan;

(b)	Such additional information as may be relevant to the denial of the claim;

(c)	An explanation of the claims review procedure; and

(d)	Notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.
Within sixty (60) days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.
8.04    Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the U.S. Department of Labor.
8.05    Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:

(a)
The discretionary authority to control and manage the operation and administration of the Plan, including the discretionary authority to determine whether the Participant, Beneficiary or alternate payee (as provided for in Section 9.03 hereof) is entitled to payment of benefits under this Plan;

(b)
The discretionary power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, all such actions or determinations to be made in good faith, not be subject to review by anyone, and be final, binding and conclusive on all persons ever interested hereunder;

(c)
To determine all questions with respect to the individual rights of all Participants and their Beneficiaries and alternate payees under this Plan, including, but not limited to, all issues with respect to eligibility, Compensation, Service, valuation of Accounts, allocation of contributions and Income, and retirement or termination of employment, and to direct the Trustee concerning the allocation, payment and distribution of all funds held in trust for purposes of the Plan;

(d)	To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(e)	To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(f)	To receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

(g)	To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(h)	To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

(i)	To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

(j)	To take such actions as may be necessary to comply in all respects with the requirements of ERISA Section 404(c) and the regulations thereunder.

(k)	To make equitable adjustments in the records of the Plan as may be necessary or appropriate to correct any error or omission that is discovered with respect to Participants’ accounts.

(l)
To authorize the Employer to make a special contribution to the Plan, and to allocate any such special contribution as is necessary to correct any error or omission that is discovered with respect to Participants’ accounts.

The Committee shall have no power to add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
8.06    Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable or appropriate. In accordance with Section 8.05 hereof, any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employers, the legal counsel of the Employers, or the Trustee.
8.07    Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employers and the Trustee, shall not be responsible for any such action or failure to act.
8.08    Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.
8.09    Application and Forms for Benefits. The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant’s current mailing address. The failure by a Participant to file a claim for benefits will not result in the forfeiture of any benefits which are otherwise nonforfeitable under this Plan.
8.10    Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
8.11    Indemnification. The Employers shall indemnify and hold harmless each member of the Committee and any other individual Employee who is assigned administrative responsibilities in accordance with this Article against all loss, cost, expenses or damages, including attorneys’ fees and court costs: (a) occasioned by any act or omission to act in connection with the responsibility of such individual for the administration of this Plan; or (b) arising under or by virtue of the provisions of Part 4, Subtitle B, Title I of ERISA; provided, however, that the Employers shall not indemnify and hold harmless any such member against any loss, cost, expenses and damages occasioned by the gross negligence or willful misconduct of such member.
8.12    Unclaimed Benefits. During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within twelve (12) months from the mailing of such demand, then the Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be allocated to a forfeiture account in the Plan and used to reduce future Employer contributions to the Plan, but shall be subject to restoration through an Employer contribution if the lost Participant or Beneficiary later files a claim for such benefit.
ARTICLE IX.
MISCELLANEOUS
9.01    Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of each Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Employer. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for any such payment or benefit and shall not have any right, claim, or demand therefor against any Employer or any Affiliate, except as provided by Federal law. The Plan shall not be deemed to constitute a contract between any Employer or any Affiliate and any Employee or to be consideration for, or an inducement for, the employment of any Employee by any Employer or any Affiliate. Nothing contained in this Plan shall be construed as a contract of employment between any Employer or any Affiliate and any Employee, or as a right of any Employee to be continued in the employment of any Employer or any Affiliate, or as a limitation on the right of any Employer or any Affiliate to discharge any of its Employees, with or without cause.
9.02    Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.
9.03    Nonalienation of Benefits. Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign, alienate, charge, encumber, sell or transfer any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment, alienation, charge, sale or transfer. Furthermore, a benefit under the Plan shall not be subject to attachment, charge, encumbrance, garnishment, levy, execution or other legal or equitable process. The foregoing restrictions shall not apply in the following case(s):

(a)
Participant Loans. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee by virtue of a participant loan the Committee may direct the Trustee to pay the indebtedness and charge it against the account balance of the Participant, Former Participant or Beneficiary.

(b)
Distributions Under Domestic Relations Orders. Nothing contained in this Plan prevents the Trustee, under the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code Section 414(p). A distribution to an “alternate payee” (as described in Code Section 414(p)) prior to the Participant’s attainment of his or her earliest retirement age is available only: (1) if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section 9.03(b) gives a Participant the right to receive a distribution at a time otherwise not permitted under the Plan or permits the alternate payee to receive a form of payment not otherwise permitted under the Plan.

(c)
Distributions Under Certain Judgments and Settlements. Nothing contained in this Plan prevents the Trustee from complying with a judgment or settlement which requires the Trustee to reduce a Participant’s benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria are satisfied:

(1)	The order or requirement must arise:

(A)	under a judgment or conviction for a crime involving the Plan;

(B)	under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of Part 4 of Title I of ERISA; or

(C)
under a settlement agreement with either the Secretary of Labor or the Pension Benefit Guarantee Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of ERISA by a fiduciary or any other person.

(2)	The decree, judgment, order or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits under the Plan.

(3)
To the extent that (i) the survivor annuity requirements of Code Section 401(a)(11) apply to the portion of the Participant’s account balance which will be reduced or offset, and (ii) the Participant has a Spouse at the time at which the reduction or offset is to be made:

(A)
(i) the Spouse must consent to the reduction or offset in writing, as witnessed by a notary public or a plan representative, (ii) it must be established that such consent may not be obtained for any of the reasons outlined in Code Section 417(a)(2)(B), or (iii) the Spouse must previously have executed an election to waive his or her right to a qualified joint and survivor annuity or a qualified preretirement annuity in accordance with the requirements of Code Section 417(a);

(B)	the decree, judgment, order or settlement must require the Spouse to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA; or

(C)	the decree, judgment, order or settlement must provide that the Spouse shall retain his or her right to receive a survivor annuity calculated as provided in Code Section 401(a)(13)(D).
9.04    Discontinuance of Employer Contributions. In the event of the permanent discontinuance of contributions to the Plan by the Employers, the accounts of all Participants shall, as of the date of such discontinuance, remain nonforfeitable.
9.05    Certain Social Security Increases. In the case of a Participant or his Beneficiary who is receiving benefits under this Plan, or in the case of a Participant who has terminated employment with the Employer and who has a vested right to benefits hereunder, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II occurring after the date of such Participant’s termination of employment.
ARTICLE X.
AMENDMENTS AND ACTION BY EMPLOYER
10.01    Amendments. The Company reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. In addition, no amendment hereof, unless made to secure the approval of the Internal Revenue Service or other governmental bureau or agency shall operate retroactively to reduce or divest the then vested interest hereunder of any Participant, Former Participant or Beneficiary or to reduce or divest any benefit payable hereunder. Notwithstanding the foregoing, the foregoing requirement shall not apply to an amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular optional form of benefit if the Plan after the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For purposes of this Section 10.01, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
No amendment shall be made hereunder which would increase the duties and liabilities of the Trustee without the Trustee’s express written consent.
Under no condition shall any amendment impose a vesting schedule, or subsequently change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Company contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment. No amendment shall change the vesting schedule unless each Participant with three (3) or more years of Service as of the expiration date of the election period described below, is permitted to elect, within the election period described below, to have his nonforfeitable percentage computed under the Plan without regard to the amendment.
The election period described herein shall begin no later than the date upon which the amendment is adopted and shall end no later than the latest of the following dates:
(a)    the date which is sixty (60) days after the day the amendment is adopted,
(b)    the date which is sixty (60) days after the day the amendment becomes effective, or

(c)	the date which is sixty (60) days after the day the Participant is issued a written notice of the amendment by the Company.
10.02    Action by Employer. Any action by an Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.
ARTICLE XI.
SUCCESSOR EMPLOYER AND MERGER OR
CONSOLIDATION OF PLANS
11.01    Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of an Employer, provisions may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.
11.02    Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)
each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)
resolutions of the Boards of Directors of the Employers under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of a new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan;

(c)	such other plan and trust are qualified under Code Sections 401(a) and 501(a); and

(d)	such other plan satisfies the distribution limitations described in Code Section 401(k)(2)(B) and Section 1.401(k)-1(d) of the Treasury Regulations.
ARTICLE XII.
PLAN TERMINATION
12.01    Right to Terminate. In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time. In the event of the withdrawal, dissolution, merger, consolidation or reorganization of an Employer, the Plan shall partially terminate and the Trust Fund shall be liquidated with respect to the Employees of such Employer unless, if applicable, the Plan is continued by a successor to the Employer in accordance with Section 11.01.
12.02    Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan under the Code, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to whom the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.03.
12.03    Liquidation of the Trust Fund. Upon complete or partial termination of the Plan, the accounts of all Participants affected thereby shall be fully vested, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.
12.04    Manner of Distribution. Distributions after termination of the Plan shall be made in a form and manner consistent with the provisions of Section 6.04 hereof, provided, however, that, in the case of Plan termination, amounts allocated to a Participant’s Salary Reduction Contributions Account and Safeharbor Matching Contributions Account may not be distributed earlier than: (i) the Participant’s retirement, death, Disability, or other severance from employment; (ii) termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) the Participant’s attainment of age fifty-nine and one-half (59½); (iv) upon hardship of the Participant; or (v) the sale or other disposition by the Company to an unrelated entity of substantially all of its assets or of its interest in a subsidiary, if the Company continues to maintain the Plan, the Participant continues employment with the acquiring entity, and the acquiring entity does not maintain the Plan. For purposes of this Section 12.04, the term “defined contribution plan” does not include an employee stock ownership plan as defined in Code Section 4975(e)(7) or Code Section 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).
ARTICLE XIII.
RESTRICTIONS ON SHARES
Any shares of Company Stock distributed hereunder may be subject to such restrictions as to the manner of disposal of such shares as, in the opinion of the Committee, may be necessary to ensure that any disposition will not involve a violation of applicable security laws.
IN TESTIMONY WHEREOF, the Company and the Trustee have caused this instrument to be executed in their names and on their behalf, by the officers thereunto duly authorized, this 5th day of November, 2015, effective as of January 1, 2016, except as otherwise provided herein.
ATMOS ENERGY CORPORATION
By: /s/ MICHAEL E. HAEFNER
Michael E. Haefner
President and Chief Operating Officer

QUALIFIED RETIREMENT PLANS
AND TRUSTS COMMITTEE
By: /s/ BRET J. ECKERT
Bret J. Eckert
Committee Chairman and
Senior Vice President and Chief Financial Officer

THE STATE OF TEXAS        §
§
COUNTY OF DALLAS        §
This instrument was acknowledged before me on November 5, 2015, by Michael E. Haefner, President and Chief Operating Officer of Atmos Energy Corporation, a Texas and Virginia corporation, on behalf of said corporation.
Notary Public in and for the State of Texas

/s/ DIQUE CANNON-FINLEY
My Commission Expires:            Print Name of Notary: Dique Cannon-Finley

November 29, 2018

THE STATE OF TEXAS        §
§
COUNTY OF DALLAS        §

This instrument was acknowledged before me on November 5, 2015, by Bret J. Eckert, Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, a Texas and Virginia corporation, and Chairman of the Atmos Energy Corporation Qualified Retirement Plans & Trusts Committee, on behalf of said Committee.

Notary Public in and for the State of Texas

/s/ DIQUE CANNON-FINLEY
My Commission Expires:            Print Name of Notary: Dique Cannon-Finley
November 29, 2018

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